Exhibit (c)(7)

Valuation analysis update - For the attention of the Transaction Committee of Cnova N.V. 30 July 2016 Strictly Private and Confidential Transactions Restructuring Transformation Project Delphes - Update Preliminary report

EIGHT ADVISORY 40, rue de Courcelles 75008 PARIS Tél : +33 (0)1 45 61 88 88 Fax : +33 (0)1 45 61 72 00 www.8advisory.com Cnova N.V. WTC Schiphol Airport Tower D, 7th Floor Schiphol Boulevard 273 1118 BH Schiphol The Netherlands 30 July 2016 For the attention of the Transaction Committee of Cnova N.V. in relation to the project Delphes Dear Sirs, In accordance with our engagement letter dated 14 March 2016 (the “Engagement letter”), we are pleased to provide the Transaction Committee of Cnova N.V. with the update of our work on the Fairness Opinion related to the Merger contemplated by Via Varejo and Cnova Brazil and the combination of their businesses in the framework of the project Delphes. Context and Purpose of the Fairness Opinion In 2014, the following Group entities combined their e - commerce assets: - Casino Guichard Perrachon (“CGP”); - Almacenes Éxito S.A. (“Éxito”), a controlled subsidiary of Casino listed in Colombia; - Companhia Brasileira de Distribuiçao (“CBD” or “GPA”), a controlled subsidiary of CGP and Éxito, listed in Brazil and in the United States; and - Via Varejo S.A. (“Via Varejo” or “VV”), a controlled subsidiary of GPA listed in Brazil. These entities agreed on 4 June 2014 to transfer their respective e - commerce businesses in France, Latin America and Asia to Cnova N.V. (“Cnova” or the “Company”). As Cnova is a holding company, these e - commerce businesses are mainly operated through the following subsidiaries: - Cdiscount S.A. (“Cdiscount”) in France as well as in selected international countries; - Cnova Comércio Eletrônico S.A. (“Nova”, “Cnova Brazil”) in Brazil. In 2015, Cnova consolidated net sales reached € 3.42bn. Because of the global disturbed situation in Brazil and the commercial and financial difficulties encountered by Nova, the Casino group has announced a reorganization project on 12 May 2016 in which Cnova Comércio Eletrônico S.A., held by Cnova N.V., would be merged with Via Varejo S.A. through the creation of a new subsidiary (“NewCo”) wholly owned by Via Varejo(the“Transaction”). In connection with this contemplated transaction, Cnova Board of Directors has created a transaction committee(the "Transaction Committee") to assess the benefits of the Transaction for Cnova’s shareholders. This document (the “Update”, the “Update of the Fairness Opinion” or the “Document”) was prepared by Eight Advisory France S.A.S.(“Eight Advisory”) for the benefit and use of the Transaction Committee, in connection with its analysis of the Transaction. The purpose of this Report is to provide the Transaction Committee of Cnova with our independent updated opinion on the financial fairness for Cnova’s shareholders of the contemplated Transaction (Merger of Via Varejo and Nova businesses). Please note that this document is an update but does not include the final version of the Agreement (see below). Therefore our opinion as of 29 July 2016 is based on partial information on the terms of the Agreement. Valuation analysis update - Project Delphes - Update - 30 July 2016 Transactions Restructuring Transformation 2

EIGHT ADVISORY 40, rue de Courcelles 75008 PARIS Tél : +33 (0)1 45 61 88 88 Fax : +33 (0)1 45 61 72 00 www.8advisory.com Eight Advisory and Declaration of Independence Founded in 2009 by several partners and directors from international audit and consulting firms and also from the business world, Eight Advisory is an independent financial and operational firm, gathering expert professionals in their respective fields. With 22 partners boasting an average of 22 years of experience in the business and over 220 employees, Eight Advisory performed more than 1,000 assignments in supporting large corporate groups, investment funds, financial institutions and family - owned groups in making decisions in the context of transactions, litigation, financial appraisal, restructuring and operational performance. With two offices in Paris and in London and about 15 international partners, Eight Advisory is a firm well - known for its trusted signature, on both national and international engagements. Eight Advisory France S.A.S. has neither legal nor financial relationships with entities involved in the Transaction or its advisors and holds neither financial interest in the success of the Transaction, nor receivables or debts to any companies involved in the Transaction or any individual or entity that it controls within the meaning of Article l.233 - 3 of the French commercial code. Eight Advisory confirms there is no past, present or future link with any entities involved in the Transaction or its advisors, which are likely to affect its independence or impartiality of its judgment in the context of this Transaction. For the realization of the Fairness Opinion related to the present Transaction, we inform the Transaction Committee and Cnova’s shareholders that our fees are not relying on the success of the Transaction. Scope of work and Diligences In the context of the Transaction, we were mandated by the Transaction Committee of Cnova N.V. in order to appraise the value of Cnova N.V., Nova and Cdiscount, and deliver our opinion on the fairness of the contemplated Transaction. Please note that this document is an additional report prepared with the latest information provided to us. It should be read in conjunction with our report dated 11 May 2016. Our work consisted of the following steps: - Analyze the available historical financial data for Cnova N.V., Nova and Cdiscount; - Review and understand the Transaction context and process as well as the key drivers of the valuation of each entity; - Review the available business plans at the Transaction date; - Review BNPP valuation report dated 29 July 2016; - Interviews with the management of Cnova N.V., Nova, Cdiscount with regard to the historical performances and the business plans; - Implement a multi - criteria approach to appraise the equity values of Cnova N.V., Nova and Cdiscount; - Estimate the value of the potential synergies arising from the business combination of Nova and Via Varejo; - Review the projected terms of the Reorganization Agreement (“Agreement”) as of [XX] July 2016; [OPEN] - Deliver our updated analyses to the Transaction Committee on the financial Terms and Conditions as defined in the Agreement as of [XX] July 2016. [OPEN] Valuation analysis update - Project Delphes - Update - 30 July 2016 Transactions Restructuring Transformation 3

EIGHT ADVISORY 40, rue de Courcelles 75008 PARIS Tél : +33 (0)1 45 61 88 88 Fax : +33 (0)1 45 61 72 00 www.8advisory.com According to our quality risk management procedure, an independent review of this Document was performed by one of our Directors. Valuation approaches Our work relied on a multi - criteria approach, based on the generally accepted valuation methods: - The Income Approach indicates the Enterprise Value of a business based on the present value of the cash flows that the business can be expected to generate in the future. Such cash flows are discounted at a discount rate (the Weighted Average Cost of Capital) that reflects the time value of money and the risks associated with the cash flows. This approach relies on forecasts prepared by the management teams. - The Market approach indicates the value of a business based on a comparison with comparable firms in similar lines of business that are publicly traded or which are part of a public or private transaction. This approach can be estimated through the Trading Multiples Method and the Market Transaction Method. - The analysis of the historical evolution of the share price and its liquidity. - The analysis of recent transactions on the companies’ capital. - The Sum - of - the - Parts approach indicates the Equity Value of a company by adding the company assets and deducting its liabilities, estimated at their fair market values. The assets fair market values may be estimated according to the methods presented before. By nature, valuation is not an exact science. Therefore, conclusions from our work are inevitably subjective and rely on the appreciation and judgment of the appraiser. Source of information and limits For the purpose of our updated Fairness Opinion, we have relied upon financial and other information from various public, financial, and industry sources. This information has not be verified and accordingly, the accuracy of the information is not warranted. In addition to this information, our work was based on financial and other information and explanations provided to us by Cnova management team, which has confirmed to us that all information relevant to our work has been communicated to us during our engagement, and that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material aspect. All forecasts are the sole responsibility of Cnova management team. We will accept no responsibility for the achievement of forecasts. We assume that they have been prepared on bases reflecting the best currently available estimates of the future financial performance and have performed analysis to assess whether the forecasts underlying assumptions were consistent with the information available. We relied on the assumption that the intragroup agreements conditions were at arm’s length. We note that they have been reviewed by an independent expert. Our work is based on conditions prevailing as of [27] July 2016. Any evolution in the prospects of the Company or the market conditions (currencies, credit and stock markets conditions, macroeconomic and geopolitical risks, market and regulatory trends, etc.), or any change in operating conditions, and any information that is incorrect, incomplete or not communicated could have a significant impact on our conclusions and might require our analysis to be updated. Valuation analysis update - Project Delphes - Update - 30 July 2016 Transactions Restructuring Transformation 4

EIGHT ADVISORY 40, rue de Courcelles 75008 PARIS Tél : +33 (0)1 45 61 88 88 Fax : +33 (0)1 45 61 72 00 www.8advisory.com We relied on information available as of [27] July 2016. In particular, at this stage, we were not provided with the final version of the Reorganization Agreement. However, we understand from our discussions with Management that the following clauses are being considered in the negotiations: - Price adjustment mechanism , consisting in the difference between a monthly projected net debt and working capital position and the closing balance sheet at closing. By nature, such adjustment can not be measured at this stage, and was therefore not considered in our analysis; - Carve out on indemnity cap of US$60 million to issues related to class actions and to the fraud/investigation . In this respect the corresponding amounts were included in our analysis; - Guarantee from Casino on the Reorganization Agreement and/or cash collateral from Cnova [still under discussion with Via Varejo] . By nature, this item can not impact the valuation at this stage, and was therefore not considered in our analysis. Regarding the impacts of the Class action (settlement amount that could be paid by Cnova) and the amount of the potential SEC penalty, our analyses rely on assumptions provided to us by Management and consistent with the Group’s position, i.e.$0m for the potential SEC penalty and $1m for the potential settlement amount in relation with the Class action. Any difference between these amounts and the actual amounts to be paid by Cnova could significantly impact the conclusion of our analyses. Our document was prepared for the benefit and use of the Transaction Committee, and is not rendered to, or for the benefit of, and shall not confer rights or remedies upon, any person other than the Transaction Committee. We express no view or opinion on the relative merits of the Transaction in comparison to other strategies available to Cnova, or on strategies Cnova’s shareholders should apply in this context. We understand that as part of the reorganization, a Tender Offer (the “Offer”) on Cnova free float is currently considered. We do not express any opinion on this Offer at this stage. Our work did not consist in performing audit procedures which would be necessary in order to express an opinion in respect of the Company’s financial statements. Date of our work This Document presents our preliminary conclusions based on the work performed and the information available as of [27] July 2016. Our definitive opinion on the fairness of the Merger should be delivered once the final terms of the Agreement have been approved by all parties involved in the Transaction. We would like to thank you for providing us with this opportunity to work with you and remain at your disposal for any question. Yours Faithfully, Alexis Karklins - Marchay Partner For Eight Advisory SAS Valuation analysis update - Project Delphes - Update - 30 July 2016 Transactions Restructuring Transformation 5

Table of contents Eight Advisory Team: Alexis Karklins - Marchay Partner Geoffroy Bizard Director Romain Le Theo Senior Manager David Benabou Manager Thomas Karcher Senior Alessio Carbe Analyst Quality review: Sophie Carles Director Section Page 1. Summary of our findings 8 2. Reconciliation with values presented on 11 May 2016 10 3. Analysts' views on the Transaction 14 4. Context of our work 18 5. Valuation methodology and results 22 6. Valuation analysis 27 7. Synergies analysis 37 8. Valuation results including synergies 39 9. Review of BNP Paribas valuation analysis 42 10.Analysis of the Terms of the Agreement 47 11.Conclusions 52 Valuation analysis update - Project Delphes - Update - 30 July 2016 Contents © 2016 Property of Eight Advisory - Confidential

Glossary

General terms and abbreviations

€m	million of euros
$m	million of US Dollars
R$m	million of Brazilian reais
8A	Eight Advisory
A	Actual
Agreement	Reorganization Agreement as of [XX] July 2016
AMF	Autorité des Marchés Financiers
B2C	Business to Consumers
BP	Business plan
BNPP	BNP Paribas
c.	Circa
CBD	Companhia Brasileira de Distribuição
CAGR	Compound annual growth rate
Capex	Capital expenditure
CEO	Chief Executive Officer
CFO	Chief Financial Officer
CF	Cash flow
CGP	Casino Guichard-Perrachon
CIT	Corporate income tax
CoGS	Cost of Goods Sold
D&A	Depreciation of tangible fixed assets and amortization
D&O	Directors and Officers
DCF	Discounted cash flow
EBIT	Earnings before interest (and financial items), taxes (current and deferred income taxes) and exceptional items
EBITDA	EBIT before depreciation & amortization of fixed assets
Eq. V.	Equity Value
ERP	Equity Risk Premium
EV	Enterprise Value
e.g.	For example
FCF	Free Cash Flows
FY[XX]A	Financial year ending 31 Dec 20[XX], actual
FY[XX]B	Financial year ending 31 Dec 20[XX], budget
FY[XX]F	Financial year ending 31 Dec 20[XX], forecast
FX	Foreign exchange
GMV	Gross Merchandise Value
GPA	Grupo Pao de Açucar
HQ	Headquarters
I/C	Intercompany
i.e.	Id est
IPCA	Índice Nacional de Preços ao Consumidor Amplo (Brazil consumer price index)
IPO	Initial Public Offering
KPIs	Key Performance Indicators
LTG	Long-Term Growth Rate
Max.	Maximum
Min.	Minimum
n.a.	Not applicable
n.c.	Not communicated
n.m.	Not meaningful
NewCo	Wholly owned subsidiary of Via Varejo S.A.
Nova	Cnova Comércio Eletrônico S.A.
NPV	Net Present Value
NOL	Net Operating Losses
NWC	Net Working Capital
NV	Naamloze Vennootschap (Dutch Limited Liability Company)
Opex	Operating expenses
o/w	Of which
p.a.	Per annum
P&L	Profit & loss account
PRC	Provisions for risks and charges
SELIC	Sistema Especial de Liquidação e Custodia (Brazil banks overnight rate)
SG&A	Selling General and Administrative
vs.	Versus
WC	Working capital
WACC	Weighted average cost of capital
VWAP	Volume weighted average price
VV	Via Varejo S.A.
Y-o-Y	Year on year
YTD	Year to date

Valuation analysis update - Project Delphes - Update - 30 July 2016
7
© 2016 Property of Eight Advisory – Confidential

1. Summary of our findings

What are the key findings of our analyses?

Based on the standalone equity values estimated by Eight Advisory, the preliminary financial terms of the Agreement agreed in May 2016 would lead to an implied "premium" on Nova standalone value, which would appear to be fair for Cnova's shareholders.

1. Agreement vs. 8A and BNPP – Cnova per share

	Agreement Cnova (mid-point)	$2,206m	**$5.00 per share**
1.	**8A standalone (central)**	$1,806m	**$4.09 per share**
	Implied premium		22%
2.	**8A including 100% synergies (standalone central value)**		**$4.80 per share**
	Implied premium		4%
3.	**8A standalone (high)**	$2,046m	**$4.64 per share**
	Implied premium		8%
	For information: 8A including 100% synergies (standalone high value)		*$5.34 per share*

Reminder: BNPP standalone — *$4.59 - $5.12 per share*
8A estimate of BNPP including synergies — *$4.71 - $5.29 per share*

Source: Agreement dated [XX] July 2016, Management, Eight Advisory analysis
Note: Eight Advisory range based on sensitivity to WACC

2. Agreement vs. 8A and BNPP – Standalone values

in $m	Nova		Cdiscount		Hold. costs	Interco. debt	Cnova	
	Min	*Max*	*Min*	*Max*			*Min*	*Max*
Agreement (May 2016)	492	557	1,598	1,766	n.a.	n.a.	**2,090**	**2,323**
BNPP standalone	394	460	1,572	1,741	(87)	147	**2,027**	**2,262**
8A standalone (central)	347		1,444		(138)	153	**1,806**	
For information: 8A standalone (high)	*398*		*1,633*		*(138)*	*153*	**2,046**	
Premium Agt. / 8A (central)	42%	60%	10%	21%			**16%**	**29%**
8A vs. BNPP	(12)%	(24)%	(8)%	(17)%			**(11)%**	**(20)%**

Source: Agreement dated [XX] July 2016, Management, Eight Advisory analysis

3. Analysis of the terms of the Agreement as of May 2016

→ Preliminary terms of the Agreement as of May 2016 were correctly estimated. Based on our latest discussions, we understand that the final financial terms of the Agreement have not been approved yet. As a consequence, we based our analysis on the terms agreed in May 2016. Therefore, for illustration purposes, based on the mid-point values:

22% * $2,206m + $192m = 100% * $525m + $153m
(Cnova) *(Cash Portion & Interco. debt)* *(Nova)* *(Interco. debt)*

→ With Eight Advisory intrinsic standalone values and mid-point Cash Portion:

Note: for the purpose of the illustration, the amount of the intercompany debt was updated based on the 30.06.2016 amount

22% * $1,806m + $192m > 100% * $347m + $153m
$590m ***$500m***

→ **Implied "premium" of $89.5m** (difference between price paid of $589.5m and $500.1m corresponding to the value of Nova plus repayment of the intercompany debt), corresponding to:

- **26% premium over Nova standalone value**, or
- **46% of Nova estimated net synergies attributable to Cnova's shareholders.**

→ **The preliminary financial terms of the Agreement lead to an implied "premium" on Nova standalone value, which appears to be fair for Cnova's shareholders.**

Valuation analysis update - Project Delphes - Update - 30 July 2016
© 2016 Property of Eight Advisory – Confidential
Summary of our findings 9

2. Reconciliation with values presented on 11 May 2016

Reconciliation between Cnova Equity Value presented as of 11 May 2016 ($1,814m) and the one presented as of 29 July 2016 ($1,806m), based on the What are the variables explaining the evolution in Cnova Equity Value since the 11 May 2016? Cnova Cdiscount Nova DCF method. Bridge of Cnova Equity Value based on DCF as presented on 11 May 2016 vs. as of 29 July 2016 1,850 1,814 18 1,806 1 1,800 (28) 1,750 1,700 1,650 1,600 Cnova - May 2016 Nova standalone Cdiscount standalone (incl. Int'l) Holding Cnova - July 2016 Source: Eight Advisory analysis Key impacts ᇄ Cdiscount standalone: cf. page 12. ᇄ Nova standalone: cf. page 13. ᇄ Holding: mainly FX impact on the intercompany loan, as it is labelled in R$. Valuation analysis update - Project Delphes - Update - 30 July 2016 Reconciliation with values presented on 11 May 2016 11 © 2016 Property of Eight Advisory - Confidential

Reconciliation between Cdiscount Equity Value presented as of 11 May 2016 ($1,443m) and the one presented as of 29 July 2016 ($1,444m), based on the What are the variables explaining the evolution in Cdiscount Equity DCF method. Bridge of Cdiscount Equity Value based on DCF as presented on 11 May 2016 vs. as of 29 July2016 1,600 91 Value since the 11 May 2016? 1,550 1,500 1,450 1,400 1,350 1,300 1,250 1,200 53 1,443 (12) BP May 2016 Operating Valuation date assumptions 21 (70) (25) Consists of 2 impacts: - Shift of H1 FY16 negative cash flow from EV to NFD - Increase in EV as well as in NFD - Valuation date 30.06.2016 (vs. 31.12.2015) impacts favorably the value, as "better" FCF are closer from the valuation date WACC LTG NPV Adj. NFD (Cash) NOLs 2 (30) (31) Provisions Other EV/Equity € / $ FX adjustments 1,444 BP July 2016 Source: Eight Advisory analysis Note: Cdiscount excluding Cdiscount International Cnova Cdiscount Nova Key impacts ᇄ Valuation date: cf. chart box. ᇄ WACC: from 8.0% to 7.75% (mainly decrease in beta of comparable companies). ᇄ LTG: from 2.5% to 2.25%. ᇄ € / $ FX rate: from 1.14 (1 - month avg. as of 6 May 2016) to 1.11 (1 - month avg. as of 19 July 2016). Valuation analysis update - Project Delphes - Update - 30 July 2016 Reconciliation with values presented on 11 May 2016 12 © 2016 Property of Eight Advisory - Confidential

What are the variables explaining the evolution in Nova Equity Value since the 11 May 2016?

Cnova

Cdiscount

Nova

Reconciliation between Nova Equity Value presented as of 11 May 2016 ($375m) and the one presented as of 29 July 2016 ($347m), based on the DCF method.

Bridge of Nova Equity Value based on DCF as presented on 11 May 2016 vs. as of 29 July 2016 in $m
600
500
400
300
200
100
-
375
Operating assumptions: $(164)m
1
(118)
64
(32)
2
(127)
48
2
237
3
Valuation parameters: $50m
65
(15)
2
(172)
16
(17)
22
347
Consists of 2 impacts:
- Shift of H1 FY16 negative cash flow from EV to NFD - Increase in EV as well as in NFD
- Valuation date 30.06.2016 (vs. 31.12.2015) impacts favorably the value, as "better" FCF are closer from the valuation date
BP May 2016
Sales & GMV MP growth
Take rate
VAT
Gross margin
SG&A & FY16 APCO
Other operating assumptions
Valuation date
WACC
LTG
NFD (cash)
Provisions / investigation
Other adj.
$ / R$ FX
BP July 2016

Source: Eight Advisory analysis

Key impacts

- Sales & GMV marketplace: impact of FY16 downwards revision, in particular on B2C direct sales.
- Marketplace commissions ("Take rate"): upward revision over FY17-FY18 (target of 14.5% in FY18 vs. 13.5% in previous BP), and LT level of 14.5%, to be compared to 14.0% previously.
- VAT: increase in VAT rates by c. 10 pts.
- SG&A:
  - Costs c. higher in value in FY16/flat beyond, applied to lower sales.
  - FY16 costs: fraud investigation-related costs, costs related with the ERP migration.
- Valuation date: cf. chart box.
- WACC: from 17.75% to 17.0% (evolution of Brazil macroeconomic parameters).
- LTG: from 5.75% to 5.5%.
- $ / R$ FX rate: from 3.53 (1-month average as of 6 May 2016) to 3.31 (1-month average as of 19 July 2016).

Valuation analysis update - Project Delphes - Update - 30 July 2016

© 2016 Property of Eight Advisory – Confidential

Reconciliation with values presented on 11 May 2016 13

3. Analysts' views on the Transaction

What are the analysts' view's on the contemplated Transaction?

(1/3)

Cnova

Via Varejo

To the view of the analysts' covering Cnova, the terms of the contemplated Transaction are fair, or even better than expected. This Transaction makes strategic sense as it should unlock some value at Cnova level.

1. Summary of analysts' views on the contemplated Transaction – at Cnova

JP Morgan	12/04/2016	➲ *"We estimate that **such a move could almost double the value** of what would be a newly listed entity in Cdiscount, and thus **upgrade Cnova to OW**"*	+	Brokers between 12/04/2016 and 12/05/2016
JP Morgan	26/04/2016	➲ *"We reiterate our thesis that demerging Cnova into two separate entities, keeping Cdiscount as the only listed entity, could **make strategic sense**"*	+	
		➲ *"The market cap of Cdiscount could double in this scenario, in our view"*	+	
		➲ *"[Cnova] is dragged by the slowdown seen in Brazil, delaying Cnova's breakeven point. However, we believe that there is **significant room to unlock value at Cnova through corporate restructuring optionality** as current structure in not optimal, in our view"*	+	
Société Générale	11/05/2016	➲ *"We think that this kind of deal would make sense only if Cnova Brazil ends up being a less attractive business than initially expected and/or if synergies with Via Varejo's store network are tougher to unlock with the current structure"*	•	
Kepler Cheuvreux	12/05/2016	➲ ***"Offer terms better than expected"***	+	Brokers following the announcement on 12/05/2016
		➲ ***"We change our rating to Accept Offer from Hold"***	+	
		➲ ***"The price offered presents a premium above our expectations"***	+	
Crédit Suisse	12/05/2016	➲ *"Given the contingent offer currently on the table for the remainder of CNV shares, we **increase our price target to $5.50 from prior $4**"*	+	
Deutsche Bank	13/05/2016	➲ *"Given the state of affairs in the Brazil ecommerce unit, and the valuation of the overall business prior to today's announcement, the punt-Brazil and take-private of France at an **82% premium** to where it was trading **may be the correct move**"*	+	

Valuation analysis update - Project Delphes - Update - 30 July 2016
© 2016 Property of Eight Advisory – Confidential
Analysts' views on the Transaction 15

What are the analysts' view's on the contemplated Transaction?

(2/3)

Cnova

Via Varejo

To the view of the analysts' covering Via Varejo, valuation underlying the contemplated Transaction looks fair. This Transaction makes strategic sense for VV, as it should enable to implement a truly multichannel strategy and capture operating synergies (on the mid/long term). On the short term, views are mixed.

2. Summary of analysts' views on the contemplated Transaction – at Via Varejo

Crédit Suisse	20/04/2016	➲ *"We continue to believe that a de-facto corporate restructuring involving Cnova, CBD and VVAR11 is an option in the future. Structurally, as we always mentioned, we **would have preferred to have left Cnova Brasil controlled by VVAR11**"*	+
JPMorgan	28/04/2016	➲ ***"From a Casino/CNV point of view, we believe there are several advantages**: (1) monetizing a stake in Brazil worth north of R$1bn; (2) accessing VVAR's cash position – the largest within the whole Casino Group and also the most distant from Casino given its small indirect stake in VVAR (14%); (3) reducing cash burden of Nova.com's working capital needs to CNV"*	+
		➲ *"If this transaction materializes, the cash burn would be transferred to VVAR, potentially weighing on future results"*	-
		➲ ***"Not owning its e-commerce is a key pushback to VVAR's case"***	+
		➲ *"The positive implication from this potential deal (depending on valuation) would be the **removal of a key overhang from VVAR's case**, which is the conflict of interest of not controlling the online channel of its brands, while the bricks & mortar overhead, scale, network of stores, and distribution is key to providing sustainability for both businesses"*	+
HSBC	03/05/2016	➲ *"We estimate a significant impact on Via Varejo's financial statements in the event of an incorporation of Cnova Brasil. For 2016e-20e, we would estimate **higher pro-forma sales (+35%), gross profit (+19%) and EBITDA (+7%) but lower net income (-37%)**. This is because Via Varejo would move from booking equity income (22% of Cnova's net income) in its EBITDA, to full consolidation"*	•
Itau Brazil	09/05/2016	➲ *"Although Via Varejo's valuation has been driven by recent news of some corporate activity, we see 1Q16 results as a negative trigger for the stock based on the soft operating and cash flow performance"*	•
HSBC	11/05/2016	➲ *"We also see upside risks from a potential re-organization of Cnova"*	•

Brokers between 12/04/2016 and 12/05/2016

Valuation analysis update - Project Delphes - Update - 30 July 2016
© 2016 Property of Eight Advisory – Confidential
Analysts' views on the Transaction 16

To the view of the analysts’ covering Via Varejo, valuation underlying the contemplated Transaction looks fair. This Transaction makes strategic sense for What are the analysts’ view’s on the contemplated Transaction? VV, as it should enable to implement a truly multichannel strategy and capture operating synergies (on the mid/long term). On the short term, views are mixed. 2. Summary of analysts’ views on the contemplated Transaction - at Via Varejo (cont’d) Crédit Suisse 12/05/2016  "We view the proposed corporate restructuring involving VVAR11 and Cnova (CNV) positively" +  "Valuation looks fair on multiples" (3/3) BTG Pactual 12/05/2016  "VVAR will now control 100% of its e - commerce operations and eliminate conflicts of interest at + HSBC 13/05/2016 CNova , which will be key for the company to consolidate itself as a relevant e - commerce player in Brazil and guarantee the sustainability of its business"  "We think the proposal is fair and favourable for Via Varejo [...] and we think it is positive from a strategic perspective"  "We estimate that changes in financial consolidation would reduce our 2017 - 20e EPS by an average  "We think the market is likely to continue to look at the two businesses separately and focus on the potential for turnaround (of both businesses) and synergies" + + • following the announcement UBS 14/06/2016 Varejo  "While we see the proposed transaction to incorporate Cnova Brazil as positive in the mid/long term , the short - term benefits are not enough to change our view on the company"  "In the mid/long term, we think the restructuring would allow VVAR to start pursuing a truly multichannel strategy, which we view as the best way for it to thrive"  "The deal is also likely to have an immediate positive effect on VVAR from the capture of operational synergies , but these are hard to measure for now given limited disclosure"  "We think the synergies and long - term benefits from having an in - house eCommerce operation are not priced in, as the market values VVAR + Cnova Brazil via a sum - of - the - parts model given still limited disclosure on the latter. Low visibility on synergy gains also limits our ability to properly capture them in the valuation" • + • • on 12/05/2016 Valuation analysis update - Project Delphes - Update - 30 July 2016 Analysts' views on the Transaction 17 © 2016 Property of Eight Advisory - Confidential

4. Context of our work

What is the context of our work?

We performed our valuation analysis in the context of a reorganization plan contemplated by the Casino group to improve Nova operating performance and synergies generation with Via Varejo.

Evolution of Cnova NV. share price ($), Bovespa index, Brazilian Bricks & Mortar electronics retailers and B2W share prices

(basis 100 as of 19.11.2014)


140
120
100
80
60
40
20
0
Nov-14
Mar-15
Jul-15
Nov-15
Mar-16
Jul-16
105.8
71.3
55.2
48.8
12 April 2016
Cnova US$
Bovespa
Bricks & Mortar Brazil*
B2W

Source: Bloomberg as of 19.07.2016

**Market cap.-weighted average of Via Varejo, Magazine Luiza and Unicasa*

Context of our work

- Creation in July 2014 of Cnova, following Cdiscount and Nova contributions to Cnova NV. by Casino subsidiaries.
  - Prior to the creation of Cnova NV., Nova was a 51% subsidiary of Via Varejo until November 2013, when Via Varejo sold a 6% stake in Nova to Grupo Pão de Açucar, while keeping the management of Nova.
- Cnova IPO on 19 November 2014 at $7.0 ($13.45 initially expected).
- Significant share price decrease since the IPO due to:
  - The recession in Brazil (4% GDP decrease in 2015), impacting Cnova but also Brazilian e-Commerce as well as Bricks & Mortar peers share prices.
  - Significant headwinds in FY15 at Nova:
    - A commercial downturn, with net sales +18.3% in Q1 (y-o-y) but -14% in Q4 y-o-y (compared to +5.9% for B2W),
    - A poor operating performance and fraud investigations inducing management replacement,
    - An €(117.3)m operating loss.
- Reorganization plan set up by the Casino group to improve Nova operating performance and to generate additional synergies with Via Varejo.

Valuation analysis update - Project Delphes - Update - 30 July 2016
© 2016 Property of Eight Advisory – Confidential
Context of our work 19

According to the Transaction structuring presented by BNP Paribas, Nova will be transferred to a new subsidiary (NewCo) of Via Varejo against cash and shares. What are the main steps of the contemplated Transaction? Via Varejo will have previously transferred its 22.0% stake in Cnova to NewCo. After transfer of 22.0% stake in Cnova to NewCo After Transaction execution 54.8% 54.8% CGP 50.0% 22.5% GPA 62.6% 43.3% 43.3% 26.2% 99.8% Cdiscount Exito 50.0% 18.8% Klein Family 17.9% 27.3% VV NewCo 22.0% Cnova Free Float CGP 0.0% 58.7% 50.0% 22.5% Free Float GPA 19.5% 29.3% Free Float 8.5% 100.0% Nova Exito 50.0% 18.8% Klein Family VV 100% NewCo Cross shareholding elimination Cnova 99.8% Cdiscount Free Float 0.0% 58.7% Free Float Free Float Cash settlement 100.0% Nova Casino listed subsidiaries X % Economic interest Casino listed subsidiaries X % Economic interest Non controlling interests X % Voting rights Non controlling interests X % Voting rights Source: Indicative organization chart provided by BNP Paribas Valuation analysis update - Project Delphes - Update - 30 July 2016 Context of our work 20 © 2016 Property of Eight Advisory - Confidential

What is our role in the Transaction process?

Eight Advisory has been appointed to provide Cnova Transaction Committee with an initial valuation analysis on Cnova, Nova and Cdiscount, and subsequent Fairness Opinions on different steps of the Transaction.

➔ Step 1 Scope of work (as of 27 July 2016)

Organization phase
- *Independency analysis procedure (conflict check)*
- *Execution team and internal Fairness committee constitutions*

Context understanding
- *Understanding of the contemplated Transaction, structuring and synergies*
- *Share price analysis*

Due diligence
- *Analysis based on non-audited financial statements, management forecasts*
- *Valuation analysis phase*
- *Analysis of BNP Paribas and equity research works*

Quality review
- *Independent model quality review*
- *Valuation results review by the internal committee*

Initial Fairness Opinion on Merger
- *Fairness Opinion on Nova transfer operations as of 10 May 2016*

Update of our analysis
- *Analysis of FY15 audited accounts and H1 FY16 management accounts*
- *Update of market parameters as of [19] July 2016*
- *Update of FY16 and FY17 financial projections as per management information*
- *Analysis of the Reorganization Agreement (final)*

Updated Fairness Opinion on Merger
- *Fairness Opinion on Nova transfer operations as of July 2016*

➔ Step 2 Scope of work (to be performed later in 2016)

Transaction final documentation analysis
- *Public Offer prospectus*

Due diligence
- *Financial analysis update based on audited financial statements and eventual updated forecasts*
- *Valuation analysis update*

Quality review
- *Independent model quality review*
- *Valuation results review by the internal committee*

Fairness Opinion on Tender Offer
- *Fairness Opinion on Cnova Public Tender Offer*

Valuation analysis update - Project Delphes - Update - 30 July 2016
© 2016 Property of Eight Advisory – Confidential
Context of our work 21

5. Valuation methodology and results

Which valuation methods were applied?

The primary valuation method retained is the DCF method, with the trading multiples method used as a secondary method for consistency analysis purposes. The share price and the analysts target prices are valuation references that are presented for information purposes only.

Valuation method	Cdiscount	Nova	Holding	Cnova
1. Primary approach				
DCF method *Income Approach*	✓	✓	✓	n.a. (Sum-of-the-Parts based on DCF)
2. Secondary approach				
Trading multiples method *Market Approach*	✓ *For consistency purposes*	✓ *For consistency purposes*	*n.a. (central costs)*	*n.a. (Sum-of-the-Parts based on trading multiples)*
3. Valuation references				
Share Price *Market Approach*	n.a. *(not listed)*	n.a. *(not listed)*	n.a. *(not listed)*	✗ *(reference only according to AMF)*
Analysts Target Prices *Market Approach*	n.a. *(not listed)*	n.a. *(not listed)*	n.a. *(not listed)*	✗ *(reference only according to AMF)*

→ *Excluded valuation references and methods:*

- *Transactions on capital (2014 contributions and IPO): macro-economic situation and perspectives very different in 2016 compared to 2014 (please see the bridge between the Equity value per share as of today and the IPO share price), no transactions in 2015,*
- *Transactions on comparable companies: no relevant transactions neither in Brazil since the macro downturn, nor in Europe (no electronics e-commerce transactions with available information enabling to determine relevant multiples),*
- *Net Assets / Net Revalued Assets: not applicable to e-commerce businesses (no market prices for intangible assets and future developments),*
- *Discounted Dividends Model: not applicable (no distribution historically) and potentially redundant with DCF.*

Valuation analysis update - Project Delphes - Update - 30 July 2016
© 2016 Property of Eight Advisory – Confidential
Valuation methodology and results 23

How were applied the DCF and trading multiples valuation methods?

The DCF method relies on a 3-year business plan, a 5-year extrapolation period and a 2-stage terminal value. The trading multiples method relies mainly on EV/sales multiples regression analysis.

➔ *Transversal elements:*

- *Valuation date: 30 June 2016,*
- *Valuation parameters as at 19 July 2016 (1-month average); € / R$: 3.68, € / US$: 1.11, US$ / R$: 3.31 (source Bloomberg),*
- *Last Cnova N.V. share price date: 12 April 2016 (i.e. before JP Morgan broker note with reference to a potential Cnova reorganization),*
- *Intercompany debt ($153m) based on the amount as of 30.06.2016. Subject to change depending on the US$ / R$ evolution.*

Valuation method	Financial aggregates	Valuation parameters	Methodology	Adjusted net debt
1. Primary approach				
DCF method *Income Approach*	• *FY16-18: BP prepared by management team, in local currency and nominal terms* • *FY19-23: extrapolation as estimated by Eight Advisory* • *Factoring costs in FCF* • *Seasonality-adjusted NWC*	• *Discount rate: Cost of Equity (average net cash position) in local currency* • *Long-term growth: local mid-term inflation and volumes growth assumptions*	• *2-stage terminal value* • *Tax losses valued separately*	• *No adjustment related to factoring* • *Seasonality NWC adjustment* • *Intercompany debt considered as a net item*
2. Secondary approach				
Trading multiples method *Market Approach*	• *FY15-FY18 Sales, EBITDA, factoring costs and Capex* • *B2W Boleto P&L impacts reclassification to improve comparability*	• *Peers samples defined based on a comparability scoring (criteria: business and geographic exposure, share price and operating momentum, float…)* • *Cdiscount peers: Amazon, AO World, Ocado, Qliro* • *Nova peers: Amazon, B2W, JD.com, Vipshop* • *1m average peers share prices*	• *FY15-FY18 EV/Sales multiples regression analysis on:* o *Normative EBITDA (EBITDA - normative factoring costs)* o *Adjusted normative EBITDA (EBITDA – normative factoring costs – Capex)* • *"Best peer" approach* • *Tax losses valued separately*	• *No adjustment related to factoring* • *Seasonality NWC adjustment* • *Intercompany debt considered as a net item*

Note: DangDang excluded from the peer sample following announcement on 31 May 2016 that it entered into definitive merger agreement for going private transaction.

Valuation analysis update - Project Delphes - Update - 30 July 2016
© 2016 Property of Eight Advisory – Confidential
Valuation methodology and results 24

Excluding synergies and with intercompany debt not capitalized , Cnova NV Equity Value defined with the DCF method ranges from $1,603m to $2,046m. What are the results of our valuation analysis? 1. Cnova Equity Value ($m) Cnova Equity Value Before Synergies 1,806 DCF method 1,603 2,046 Interco. debt not cap. Relative weights excl. Holding Cdiscount 81% - 80% Note: DCF method range is Nova 20% - 19% based on sensitivity to WACC Intercompany debt not Trading multiples - Current view 946 (regression) Trading multiples - Best view (Best peer) 1,765 1,246 2,161 Cdiscount 90% - 76% Nova 24% - 10% Cdiscount 87% - 82% Nova 18% - 13% capitalized Analysts target price Average 706 1,214 1,765 (1/2) Market capitalization (1 - month) Market capitalization (since IPO) 984 1,358 12 April 2016 (1) IPO market cap. 954 1,136 3,089 1 Mar. 2016 3,732 Source: Bloomberg, 13 Jan. 2015 Eight Advisory analysis - 500 1,000 1,500 2. Cdiscount and Nova Equity Values ($m) Cdiscount Equity Value Nova Equity Value Before Nova Synergies - 2,000 2,500 3,000 3,500 4,000 In $m NPV Holding Costs Note (1): 1 - month average Intercompany debt Intercompany debt not capitalized Interco. debt not capitalized Before Holding Synergies Intercompany debt not capitalized DCF Method Trading multiples - Current view841 (regression) Trading multiples - Best view 1,067 (Best peer) 750 1,444 1,287 1,633 1,339 1,769 1,250 1,750 - In $m 347 301 398 91 412 165 378 200 400 600 800 In $m (138) (138) (138) (200) (150) (100) (50) In $m 153 153 153 - 100 150 200 In $m Valuation analysis update - Project Delphes - Update - 30 July 2016 Valuation methodology and results 25 © 2016 Property of Eight Advisory - Confidential

Excluding synergies and with intercompany debt not capitalized , Cnova NV What are the results of our Equity Value per share defined with the DCF method ranges $4.64. Interco. debt not cap. from $3.63 to valuation 1. Cnova Equity Value per share ($) Cnova Equity Value per share Relative weights Before Synergies excl. Holding analysis? Intercompany debt not 4.09 DCF method 3.63 4.64 Trading multiples - Current view 2.14 4.00 (regression) Trading multiples - Best view 2.82 4.90 (Best peer) Cdiscount 81% - 80% Note: DCF method range is Nova 20% - 19% based on sensitivity to WACC Cdiscount 90% - 76% Nova 24% - 10% Cdiscount 87% - 82% Nova 18% - 13% capitalized Analysts target price Average 1.60 2.75 4.00 Market capitalization (1 - month) (2/2) Market capitalization (since IPO) - 2.23 3.08 12 April 2016 (1) 2.16 2.58 1 Mar. 2016 1.00 2.00 3.00 4.00 IPO market cap. 7.00 8.46 13 Jan. 2015 5.00 6.00 7.00 8.00 9.00 In $ Source: Bloomberg, Eight Advisory analysis 10.00 Note (1): 1 - month average 2. Cdiscount and Nova Equity Values per share ($) Cdiscount contribution to Cnova Equity Value per share Intercompany debt not capitalized 3.27 DCF Nova contribution to Cnova Equity Value per share Before Nova Synergies - Interco. debt not capitalized 0.79 NPV Holding Costs contribution to Cnova Equity Value per share Before Holding Synergies (0.31) Interco. debt contribution to Cnova Equity Value per share Intercompany debt not capitalized 0.35 Method Trading multiples - Current view 1.90 (regression) Trading multiples - Best view 2.42 (Best peer) 1.00 2.00 2.92 3.70 3.03 0.21 4.01 0.37 3.00 4.00 5.00 - In $ 0.68 0.90 0.93 0.86 0.50 1.00 1.50(0.40) In $ (0.31) (0.31) (0.30) (0.20) (0.10) - In $ 0.35 0.35 0.20 0.25 0.30 0.35 0.40 In $ Valuation analysis update - Project Delphes - Update - 30 July 2016 Valuation methodology and results 26 © 2016 Property of Eight Advisory - Confidential

6. Valuation analysis

Excluding synergies, Cdiscount Enterprise Value defined with the DCF method ranges from $1,481m to $1,829m, while Nova’s ranges from $607m to $703m. What are the key assumptions retained in our DCF analysis? Excluding synergies, the NPV of Holding costs is $(138)m. Cdiscount Enterprise Value Nova Enterprise Value • Perimeter : Standalone. • (1/2) • • • • DCF • Trading multiples • Valuation references • • Perimeter : Standalone, excluding holding costs, including Cdiscount International. Net sales CAGR FY15 - FY23 : +8.4%, with an acceleration beyond FY18 to compensate conservative management forecasts(company current trading and peers expected trends above company forecasts). Marketplace weight in FY23 : 51.5% of GMV B2C. EBITDA ( - ) factoring costs in FY23 : 7.2% of net sales. Capex in FY23 : (2.6)% of net sales. NWC : seasonality - adjusted NWC slight improvement. Terminal value : two - stage growth terminal value (3 - year transition period between the FY23and the long - term growth rate). Discount rate : 7.75% Cost of Equity (central). Long - term growth rate : 2.25%. • Net sales CAGR FY15 - FY23 : +14.1%, with a return to pre - crisis growth level. • Marketplace weight in FY23 : 49.7% of GMV B2C. • EBITDA ( - ) factoring costs in FY23 : 6.2% of net sales. • Capex in FY23 : (2.0)% of net sales. • NWC : seasonality - adjusted NWC slight improvement and including fraud - related adjustment. • Terminal value : two - stage growth terminal value (3 - year transition period between the FY23 and the long - term growth rate). • Discount rate : 17.00% Cost of Equity (central). • Long - term growth rate : 5.50%. Holding costs • Holding costs : € 15m excluding transaction impacts, with 2.0% long - term growth rate. • Discount rate : 11.0% corresponding to Cdiscount and Nova average discount rates in € . Valuation analysis update - Project Delphes - Update - 30 July 2016 Valuation analysis 28 © 2016 Property of Eight Advisory - Confidential

Excluding synergies and inter - company debt, Cdiscount Equity Value defined with the DCF method ranges from $1,287m to $1,633m, and Nova Equity Value What are the key from $301m to $398m. assumptions retained in our DCF analysis? (2/2) DCF Trading multiples Valuation references Cdiscount Equity value bridge • Net cash : $(158)m net cash position as of 30 June 2016 ($153m receivable held by Cnova NV on Nova, which will not be capitalized). • NWC adjustment : $(18)m NWC seasonality adjustment based on the average of the NWC days observed by month over the year. • Other items : $(18)m as of 30 June 2016 (tax losses, provisions for contingencies, impact of Thailand and Vietnam disposals, financial assets). Nova Equity value bridge • Net cash : $(158)m net cash position as of 30 June 2016 and $(153)m payable to Cnova NV, which will not be capitalized. • NWC adjustment : $(18)m NWC seasonality adjustment based on the average of the NWC days observed by month over the year. • Other items : $23m as of 30 June 2016 (tax losses, provisions for contingencies, internal review impacts - which could be revised following the final D&O insurer position). Valuation analysis update - Project Delphes - Update - 30 July 2016 Valuation analysis 29 © 2016 Property of Eight Advisory - Confidential

Cdiscount and Nova DCF Equity Values mainly rely on a c.14% to 14.5% marketplace commissions to GMV ratio assumption, the Nova reduction in What are the key sensitivities on Cdiscount and Nova DCF Equity Values? factoring costs beyond 2018 and the top line growth beyond 2018. Cdiscount - Equity Value sensitivities (excl. synergies) Nova - Equity Value sensitivities (excl. synergies) 1. Marketplace commissions 1. Marketplace commissions In $m Cdiscount Equity Value in $m In $m Nova Equity Value in $m 1 600 400 (57)% 1 400 1 200 1 000 800 600 400 200 - 1 444 (27)% 300 1 049 200 100 - Business plan Com.% 10% lower than BP Marketplace commissions as % of GMV Marketplace 347 151 Business plan Com.% 10% lower than BP Marketplace commissions as % of GMV Marketplace DCF Trading multiples 2. Extrapolation period net sales growth In $m Cdiscount Equity Value in $m 1 600 1 444 (29)% 2. Factoring costs In $m Nova Equity Value in $m 400 (51)% Valuation references 1 400 1 200 1 000 800 600 400 200 - 1 028 Extrapolation 75% only of the net sales growth beyond FY18 Sensitivity on net sales growth over the extrapolation period 347 300 200 171 100 - Extrapolation Only 10% improvement (c. 30% improvement on # installments and % sales factored) Factoring costs based on installments (in months) and % sales factored Source: Eight Advisory analysis Valuation analysis update - Project Delphes - Update - 30 July 2016 Valuation analysis 30 © 2016 Property of Eight Advisory - Confidential

What are the drivers of the DCF value decrease between the IPO and today?

DCF

Trading multiples

Valuation references

The value decrease between the IPO and today is mainly driven by the sales forecasts downward revisions.

Share price bridge



In $
20
18
16
14
12
10
8
6
4
2
-
7.00
6.45
13.45
4.50
17.95
1 Business impact
(3.74)
(5.79)
6 1.13
2 Valuation parameters
(1.54)
(1.67)
3 Valuation methodology
0.47
0.45
4 Net debt
6
(2.15)
(0.08)
5 FX
(0.55)
(0.41)
4.09
of which:
19%
38%
35%
8%
Sales growth
Capex/D&A %
Change in NWC %
EBITDA margin
Delta: $13.86
IPO price
Discount @ IPO*
Initial IPO price
27% Discount applied*
Initial DCF analysis* @ IPO
Sales basis
BP forecasts
Valuation date
Long-term growth rate
WACC
Mid factor
2-stage growth TV
Net debt
Net debt adjust.
R$ / €
€ / $
DCF Equity Value

Source: Management, Eight Advisory analysis

**: not publicly available information – Data based on "Project Arcachon Update" supporting information dated 30 October 2014 regarding Cnova's IPO*

Key impacts explaining the $13.86 share price delta

1. Business impacts: $(9.5), mainly driven by the 2015 and beyond sales forecasts downward revisions,
2. Valuation parameters: $(3.2), with a (Cost of Equity – Long-term growth) couple at 8.29%, vs 5.5% applied to define the $17.95 Equity value per share at the time of the IPO,
3. Valuation methodology: $0.9,
4. Net debt: $(2.2), to be analyzed together with the "Valuation date" effect (6) (which reflects the impact of (i) having the H1 FY16 cash flows shifting from EV to net debt, and (ii) being 6 month closer to better cash flows)
5. Foreign exchange: $(1.0).

Valuation analysis update - Project Delphes - Update - 30 July 2016

Valuation analysis 31
© 2016 Property of Eight Advisory – Confidential

What would be Cnova standalone Equity value per share, assuming a change in €/$ and €/R$ assumptions?

DCF

Trading multiples

Valuation references

Based on a standalone Equity value of $4.09 per share (central DCF excluding synergies), Cnova Equity value per share could range from $3.99 to $4.22 assuming a +/- 10% variation on $/R$ FX rate.

Sensitivity analysis of Cnova Equity value to a change in FX rates (in $)

Cnova per share ($)

$/R$				
2.98	3.14	**3.31**	3.47	3.64
4.22	4.15	**4.09**	4.04	3.99

Note :

As of 19 July 2016 (1-mo. average), € / R$ = 3.68; € / $ = 1.11

As of 6 May 2016 (1-mo. average), € / R$ = 4.02; € / $ = 1.14

As of 25 July 2016 (spot), € / R$ = 3.57; € / $ = 1.10

Cdiscount - Central DCF ($)

$/R$				
2.98	3.14	**3.31**	3.47	3.64
1,444	1,444	**1,444**	1,444	1,444

Nova - Central DCF ($)

$/R$				
2.98	3.14	**3.31**	3.47	3.64
386	366	**347**	331	316

Cnova - Central DCF ($)

$/R$				
2.98	3.14	**3.31**	3.47	3.64
1,862	1,833	**1,806**	1,782	1,760

Sensitivity analysis of Cnova Equity value to a change in FX rates

- Values presented opposite are based on standalone Equity Values derived from the DCF method.
- **Assuming a +/- 10% change in $/R$** compared to FX rates as of 19 July 2016, would impact the values as follows:
  - **Cdiscount** Equity Value would stand at $1,444m,
  - **Nova** Equity Value would range from $316m to $386m,
  - **Cnova standalone** Equity Value would range from $1,760m to $1,862m,
  - Based on the above, **Cnova Equity Value per share including synergies would range from $3.99 to $4.22**.

Source: Eight Advisory analysis

Valuation analysis update - Project Delphes - Update - 30 July 2016

© 2016 Property of Eight Advisory – Confidential

Valuation analysis 32

The trading multiples method was implemented based on EV/sales multiples given the current profitability level. Excluding synergies, Cdiscount Enterprise Value What is the range of values derived from the derived from the trading multiples method ranges from $1,283m to $1,601m. Cdiscount - EV/Sales (regression) - Low range Cdiscount - EV/Sales (best peer) - High range trading multiples for Cdiscount? 0.70x (FY17) EV/Sales ᇄ Peers’ Enterprise Value including NWC seasonality adjustment, and excluding financing of operations (discounting of (Adj. norm. EBITDA** reg.) EV/Sales (Normative EBITDA* reg.) - 0.49x 1.10x (FY18) (FY15) 0.47x (FY17) 0.41x 0.67x (FY18) (FY15) 0.50x 1.00x 0.73x (FY17) EV/Sales (best peer - 0.53x 0.83x AO World) (FY18) (FY16) 1.50x - 0.50x 1.00x 1.50x receivables, securitization, etc.) from financial debt . ᇄ EV/sales multiples calculated on FY15 - FY18 aggregates. ᇄ Trading multiples method implemented as follows: Low - end of the range reflecting Cdiscount’s situation in the * Normalized EBITDA = EBITDA ( - ) normalized factoring costs ** Adjusted Normalized EBITDA = EBITDA ( - ) normalized factoring costs ( - ) Capex Cdiscount - EV (regression) - Low range (in $m) Cdiscount - EV summary (in $m) DCF EV - 1,283 foreseeable future compared to its peers, i.e. lower profitability, specific NWC financing (discounting of receivables) and lower capex intensity over the BP. In this respect, Peers’ Trading multiples Valuation references EV (Adj. norm. EBITDA** reg.) EV (Normative EBITDA* reg.) - 500 1,532 1,167 2,121 1,034 929 1,298 1,000 1,500 2,000 2,500 "Current view" (regression analysis) EV - "Best view" (Best peer analysis) Enteprise value - 500 1,034 1,532 1,601 1,262 1,964 1,283 1,601 1,000 1,500 2,000 2,500 EV/sales multiples adjusted based on a regression analyses to: “Normative” EBITDA: EBITDA ( - ) Normative factoring, “Adjusted normative” EBITDA: EBITDA ( - ) Normative factoring ( - ) Capex. High - end of the range derived from the “Best peer” approach using AO Source: Bloomberg, Eight Advisory analysis World EV/Sales multiples. ᇄ Based on the above, Cdiscount Enterprise Value derived from the trading multiples method ranges from $1,283m to $1,601m . Valuation analysis update - Project Delphes - Update - 30 July 2016 Valuation analysis 33 © 2016 Property of Eight Advisory - Confidential

The trading multiples method was implemented based on EV/sales multiples given the current profitability level. Excluding synergies, Nova Enterprise Value What is the range of values derived from the derived from the trading multiples method ranges from $558m to $600m. Nova - EV/Sales (regression) - Low range trading multiples for Nova? 0.38x (FY17) 0.43x (FY17) EV/Sales ᇄ Peers’ Enterprise Value including NWC seasonality adjustment, and excluding financing of operations (discounting of receivables, (1/2) (Adj. norm. EBITDA** reg.) 0.31x (FY17) 0.45x "non - normative" (FY18) factoring adjustment securitization, etc.) from financial debt. ᇄ EV/sales multiples calculated on FY15 - FY18 aggregates. EV/Sales (Normative EBITDA* reg.) - 0.21x (FY17) 0.27x (FY17) 0.15x 0.31x "non - (FY17) normative" (FY18) factoring adjustment 0.10x 0.20x 0.30x 0.40x 0.50x ᇄ Trading multiples method implemented as follows: Low - end of the range reflecting Nova’s situation in the foreseeable future compared to its peers, i.e. lower profitability, specific NWC financing (discounting of receivables) and lower capex * Normalized EBITDA = EBITDA ( - ) normalized factoring costs ** Adjusted Normalized EBITDA = EBITDA ( - ) normalized factoring costs ( - ) Capex Nova - EV/Sales (best peer) - High range DCF 0.38x (FY17) intensity over the BP. In this respect, Peers’ EV/sales multiples adjusted based on a regression analyses to: “Normative” EBITDA: EBITDA ( - ) Normative factoring, “Adjusted normative” EBITDA: EBITDA ( - ) Trading multiples Valuation references EV/Sales (best peer - B2W) - before FCF adj. EV/Sales (best peer - B2W) - after FCF adj. - FCF differential with B2W 0.34x 0.44x (FY15) (FY18) 0.32x (FY17) For information, per BNPP methodology, 0.29x 0.37x B2W FY17 EV/sales multiple would stand at 0.49x 0.20x 0.40x 0.60x Normative factoring ( - ) Capex, Results derived from these approaches adjusted in order to take into account the fact that the normative factoring costs will not be reached before FY23. High - end of the range derived from the “Best peer” approach using B2W EV/Sales multiples. Results adjusted to capture the free cash flow differential over FY16 - FY18. Source: Bloomberg, Eight Advisory analysis ᇄ B2W multiples were adjusted from the impact of the R$823m capital increase which occurred on 5 July 2016. Valuation analysis update - Project Delphes - Update - 30 July 2016 Valuation analysis 34 © 2016 Property of Eight Advisory - Confidential

The trading multiples method was implemented based on EV/sales multiples given the current profitability level. Excluding synergies, Nova Enterprise Value What is the range of values derived from the derived from the trading multiples method ranges from $558m to $600m. Nova - EV (regression) - Low range Nova - EV (Best Peer) - High range (in $m) trading multiples for Nova? (2/2) EV (Adj. norm. EBITDA** reg.) EV (Normative EBITDA* reg.) 719 826 593 1,058 "non - normative" factoring adjustment 397 504 291 718 "non - normative" factoring adjustment EV (best peer) - before FCF adj. FCF differential with B2W EV (best peer) - after 470 FCF adj. 726 595 808 600 682 ᇄ Based on the above, Nova Enterprise Value derived from the trading multiples method ranges from $558m to $600m . DCF Trading multiples 200 400 Nova - EV summary (in $m) EV - "Current view" 397 (regression analysis) EV - "Best view" (Best 600 800 1,000 200 400 600 800 558 719 600 peer analysis) Valuation references Enteprise value - 470 682 558 600 200 400 600 800 1,000 Source: Bloomberg, Eight Advisory analysis Valuation analysis update - Project Delphes - Update - 30 July 2016 Valuation analysis 35 © 2016 Property of Eight Advisory - Confidential

Cnova Equity Values derived from analysts target prices range from $706m to $1,765m, with the average in line with the 1 - month market capitalization as of 12 How does Cnova Equity Value compare to the April 2016. The $1,806m Equity Value derived from the DCF method implies a +61% premium. In $m Selected broker’s parameters analysts target prices and the market 2,000 1,800 1,600 1,400 Cnova Equity Value ($m) 1,765 1,500 1,280 1,192 1,214 ᇄ HSBC : Cnova’s historical average EV / Sales multiple of 0.48x with a 25% discount. ᇄ Deutsche Bank : Negative FY17 EBITDA excluding factoring costs vs. (3.1% of net sales capitalization? 1,200 1,000 800 600 400 200 0 Crédit Morgan HSBC Suisse Stanley 25/02/1608/04/1630/03/16 1,147 JP Société MorganGénérale 01/03/16 12/04/16 1,103 1,015 706 Deutsche Kepler Goldman Brokers' Bank Cheuvreux Sachs consensus 24/02/1612/04/1624/02/16 for Eight Advisory). ᇄ Credit Suisse : Factoring costs excluded from the analysis, $ / € exchange rate of 1.0 (vs. 1.11 for Eight Advisory). ᇄ WACC - g derived from the valuation parameters retained for Cdiscount and Nova stands at 8.29% for Cnova , in line with the WACC - g retained by analysts, which ranges from 8.0% to 11.0%. In $m DCF 2,000 Trading multiples 1,800 1,600 Valuation references 1,400 1,200 1,000 800 600 400 200 0 Cnova Equity Value ($m) +61% 1,806 +8% 1,214 1,136 1 - month average VWAP Brokers' Equity Value as of 12/04/16 consensus based on DCF (market capitalization) (central value, standalone) Comparison with market capitalization ᇄ Equity Value based on DCF implies a +61% premium on the1 - month average market capitalization of Cnova as of 12 April 2016. ᇄ Despite the significant free float rotation and sufficient analysts’ coverage, Cnova has a limited float. Note: Target price and share price are presented as of 12 April 2016, i.e. before the JP Morgan research report which referred to a potential transaction with Via Varejo at $5.0 per share for Cnova. Source: Bloomberg, Broker’s research note, Eight Advisory analysis Valuation analysis update - Project Delphes - Update - 30 July 2016 Valuation analysis 36 © 2016 Property of Eight Advisory - Confidential

7. Synergies analysis

What are the estimated range of values of synergies and de-synergies expected from the Transaction, and what could be their impact for Cnova shareholders?

The Transaction should generate mainly operating and tax (de)synergies at both Nova and Cnova levels. Depending on the outcome of the negociations, part of these synergies could be shared between Cnova shareholders and NewCo.

Nova synergies

Nova (de)synergies generated at Nova (once owned by VV), of which part could be paid (borne) to (by) Cnova

Name	Synergy / De-synergy	Description	Attributable to	Estimated cash impact *in $*	Estimated NPV *in $*	Potential amount paid to (+) / borne by (-) Cnova* *in $m*
Nova operating synergies	Synergy	➲ Supply chain (sourcing, transportation, etc.) ➲ Sales & litigation (kiosks, click & collect, etc.) ➲ De-synergies (sales to international suppliers) ➲ Headquarters rationalization	Nova	*Run rate: 33m p.a. (after tax)*	$225m	From $0 to $175m
			Via Varejo	*Run rate: 8m p.a. (after tax)*	$61m	-
Nova inventory synergies	Synergy	➲ "Safety" inventory sharing between Cn and VV ➲ Financing costs savings	Nova	*One-off: 15m* *Run rate: 5m p.a. (after tax)*	$60m	From $0 to $47m
			Via Varejo	*One-off: 83m* *Run rate: 12m p.a. (after tax)*	$179m	-
Nova NOLs de-synergies	De-synergy	➲ Loss of tax benefits related to the use of Nova NOLs	Nova	*n.a.*	$(34)m	From $0 to $(27)m
			Via Varejo	-	-	-

Total paid to Cnova (net): from $0 to $195m

*considering the 22% interest that Newco will hold in Cnova following the contribution by Via Varejo of its Cnova shares

Cnova synergies

Cnova (de)synergies generated at Cnova, of which part could be paid (borne) to (by) NewCo

Name	Synergy / De-synergy	Description	Attributable to	Estimated cash impact *in $*	Estimated NPV *in $*	Potential amount paid to (-) / borne by (+) NewCo* *in $m*
Cnova holding synergies	Synergy	➲ Reduction in audit fees ➲ Optimization of HR costs ➲ Reduction in G&A costs	Cnova	*Run rate: 6m p.a. (after tax)*	$72m	From $0 to $(16)m
Cnova tax de-synergies	De-synergy	➲ 15% of Cash Purchase Price	Cnova	*n.a.*	$(6)m	From $0 to $1m
Cnova transaction costs	De-synergy	➲ Transaction costs (advisors, etc.)	Cnova	*n.a.*	$(6)m	From $0 to $1m

Total paid by Cnova to HoldCo (net): from $(13)m to 0$

*considering the 22% interest that Newco will hold in Cnova following the contribution by Via Varejo of its Cnova shares

➜ Please refer to Appendix 7 for further details.

Valuation analysis update - Project Delphes - Update - 30 July 2016
© 2016 Property of Eight Advisory – Confidential
Synergies analysis 38

8. Valuation results including synergies

What are the results of our valuation analysis?

Including synergies (assuming 50% will be paid), Cnova Equity Value defined with the DCF method (central value) is estimated at $1,560m, i.e. $4.53 per share.

Cnova – From Enterprise Value (DCF central value) to Equity Value including synergies (50% assumption)

	8A (central DCF / 50% synergies)		
in $	**# shares (million)**	**Cnova ($m)**	**Cnova per share**
Enterprise Value (central)	441.3	2,154	4.88
Equity Value standalone (central)	441.3	1,806	4.09
Eq. V. standalone after cross shldng. elim. (78% Equity Value)	*344.3*	*1,409*	*4.09*
Synergies @ 50%	344.3	151	0.44
Equity Value including synergies	344.3	1,560	4.53

Source: Eight Advisory analysis


in $m
2,154
347
1,806
397
1,409
151
1,560
Enterprise Value (DCF central)
(-) Net debt items
Equity value standalone
Cross shareholding elimination
Eq. V. standalone after cross shlding. elim.
Synergies (50% assumption)
Cnova Equity Value (incl. Synergies)


in $
4.88
0.79
4.09
-
4.09
0.44
4.53
Enterprise Value (DCF central)
(-) Net debt items
Equity value standalone
Cross shareholding elimination
Eq. V. standalone after cross shlding. elim.
Synergies (50% assumption)
Cnova Equity Value (incl. Synergies)

Cnova – From Enterprise Value to Equity Value including synergies

- Cnova central **Enterprise Value** derived from DCF method was estimated at **$2,154m.**
- Cnova central standalone **Equity Value** derived from DCF method was estimated at **$1,806m.**
- Following Cnova **cross shareholding elimination** with NewCo (repurchase by Cnova of the 22% previously held by NewCo), Cnova central standalone Equity Value is estimated at **$1,409m.**
- Assuming **50%** of the synergies and de-synergies expected from the transaction will be shared between Cnova and NewCo's shareholders, the impact of **synergies** on Cnova Equity Value was estimated at **$151m.**
- Based on the above, **including synergies** (assuming 50% will be paid), **Cnova Equity Value defined with the DCF method (central value) is estimated at $1,560m, i.e. $4.53 per share**.

Synergies @ 50%	**in $m**
Nova operating synergies	88
Nova inventory synergies	23
NOLs de-synergies	(13)
Tax de-synergies (indicative)	(5)
Holding synergies	64
Transaction costs	(5)
Total synergies	**151**

Source: Eight Advisory analysis

Valuation analysis update - Project Delphes - Update - 30 July 2016
Valuation results including synergies 40
© 2016 Property of Eight Advisory – Confidential

What would be Cnova value per share, assuming a change in €/$ and €/R$ assumptions?

Based on an Equity value of $4.53 per share (central DCF & including 50% synergies), Cnova Equity value per share could range from $4.40 to $4.69 assuming a +/- 10% variation on $/R$ FX rate.

Sensitivity analysis of Cnova Equity value to a change in FX rates (in $)

Cnova including synergies per share ($)

$/R$ 2.98	3.14	**3.31**	3.47	3.64
4.69	4.61	**4.53**	4.46	4.40

Note :
As of 19 July 2016 (1-mo. average), € / R$ = 3.68; € / $ = 1.11
As of 6 May 2016 (1-mo. average), € / R$ = 4.02; € / $ = 1.14
As of 25 July 2016 (spot), € / R$ = 3.57; € / $ = 1.10

Cdiscount - Central DCF ($)

$/R$ 2.98	3.14	**3.31**	3.47	3.64
1,444	1,444	**1,444**	1,444	1,444

Nova - Central DCF ($)

$/R$ 2.98	3.14	**3.31**	3.47	3.64
386	366	**347**	331	316

Cnova - Central DCF ($)

$/R$ 2.98	3.14	**3.31**	3.47	3.64
1,862	1,833	**1,806**	1,782	1,760

Synergies - 50% assumption ($)

$/R$ 2.98	3.14	**3.31**	3.47	3.64
162	156	**151**	146	142

Source: Eight Advisory analysis

Sensitivity analysis of Cnova Equity value to a change in FX rates

- Values presented opposite are based on Equity Values derived from central DCF and assuming a 50% assumption of synergies paid in the Transaction.
- **Assuming a +/- 10% change in $/R$** compared to FX rates as of 19 July 2016, would impact the values as follows:
  - **Cdiscount** Equity Value would stand at $1,444m,
  - **Nova** Equity Value would range from $316m to $386m,
  - **Cnova standalone** Equity Value would range from $1,760m to $1,862m,
  - **Synergies** (assuming 50% will be paid in the Transaction) value would range from $142m to $162m,
  - Based on the above, **Cnova Equity Value per share including synergies would range from $4.40 to $4.69**.

Valuation analysis update - Project Delphes - Update - 30 July 2016
Valuation results including synergies 41
© 2016 Property of Eight Advisory – Confidential

9. Review of BNP Paribas valuation analysis

On a standalone basis, Cnova Equity Value defined with the DCF method ranges from $1,603m to $2,046m ($3.63 to $4.64 per share), while BNPP Equity Value What are the results of our standalone DCF valuation ranges from $2,027m to $2,261m ($4.59 to $5.12 per share). Cnova standalone Equity Value per 8A vs. BNPP ($m) analysis (range of Equity Values)? Cnova standalone Cnova incl. synergies Bridge BNPP - 8A Eight Advisory (DCF valuation) in $m Min Central Max Cdiscount 1,287 1,444 1,633 Nova 301 347 398 Holding 15 15 15 Equity value Standalone 1,603 1,806 2,046 Min/Max based on sensitivity to WACC Source: BNPP report dated 29 July 2016, Eight Advisory analysis Note: Please note that BNPP standalone equity values include holding cost synergies Cnova standalone Equity Value per 8A vs. BNPP ($m) Cdiscount Equity Value standalone - Nova Equity Value standalone - DCF DCF ($m) ($m) Eight BNPP (Low / High) Min Central Max 1,572 1,656 1,741 394 427 460 60 60 60 2,027 2,144 2,261 Min/Max based on Low/High case Cnova Equity Value standalone - DCF ($m) Difference (8A vs. BNPP) Min Central Max - 18.1% - 12.8% - 6.2% - 23.7% - 18.7% - 13.5% - 75.9% - 75.9% - 75.9% - 20.9% - 15.8% - 9.5% Cnova standalone Equity Value per share per 8A vs. BNPP ($m) Cnova Equity Value per share standalone ($m) Eight Advisory BNPP 1,000 1,287 1,633 301 1,572 1,741 1,200 1,400 1,600 1,800 300 398 394 460 400 500 600 700 1,300 1,603 2,046 2,027 2,261 1,500 1,700 1,900 2,100 2,300 Advisory BNPP 3.00 3.63 4.64 4.59 5.12 3.50 4.00 4.50 5.00 5.50 Valuation analysis update - Project Delphes - Update - 30 July 2016 Review of BNP Paribas valuation analysis 43 © 2016 Property of Eight Advisory - Confidential

Based on the DCF method, Cnova Equity Value per share including synergies What are the results of our DCF valuation analysis including synergies (range of Equity values per share)? ranges from $4.27 to $4.80, while BNPP’s ranges from $4.68 Cnova Value per share including synergies per 8A vs. BNPP ($m) Eight Advisory (DCF valuation) BNPP in $m Min Central Max Min Central Max Equity value Standalone (central) 1,806 1,806 1,806 2,027 2,144 2,261 Eq. V. standalone after cross shlding. elim. 1,409 1,409 1,409 n.a. n.a. n.a. Synergies 60 151 242 37 52 74 Equity Value including synergies 1,469 1,560 1,651 2,064 * 2,196 * 2,335 # shares outstanding before elim. 441.3 441.3 441.3 441.3 441.3 441.3 # shares outstanding after elim. 344.3 344.3 344.3 n.a. n.a. n.a. Equity value Standalone per share 4.09 4.09 4.09 4.59 4.86 5.12 Synergies per share 0.17 0.44 0.70 0.08 0.12 0.17 Equity value incl. synergies per share 4.27 4.53 4.80 4.68 4.98 * 5.29 Source: BNPP report dated 10 May 2016, Eight Advisory analysis * Eight Advisory estimates Cnova Value per share - 8A vs. BNPP ($m) to $5.29. Difference (8A vs. BNPP) Min Central Max - 10.9% - 15.8% - 20.1% n.a. n.a. n.a. n.m. n.m. n.m. - 28.8% - 28.9% - 29.3% 0.0% 0.0% 0.0% n.a. n.a. n.a. - 10.9% - 15.8% - 20.1% n.m. n.m. n.m. - 8.8% - 8.9% - 9.4% Cnova standalone Cnova incl. synergies Bridge BNPP - 8A Cnova Equity Value per share standalone ($) 4.09 Eight Advisory (central) BNPP 4.59 5.12 3.50 4.00 4.50 5.00 Synergies per share ($) 0.17 0.70 0.08 0.17 5.50 - 0.20 0.40 0.60 0.80 Cnova Equity Value per share incl. Synergies ($) 4.27 4.80 * * 4.68 5.29 1.00 3.00 3.50 4.00 4.50 5.00 5.50 * Eight Advisory estimates Valuation analysis update - Project Delphes - Update - 30 July 2016 Review of BNP Paribas valuation analysis 44 © 2016 Property of Eight Advisory - Confidential

Reconciliation between Cdiscount Equity Value estimated by BNPP High Case What are the variables explaining the differences in ($1,741m) and Eight Advisory Equity Value ($1,444m), based on the DCF method. Bridge of Cdiscount Equity Value based on DCF as estimated by BNPP High Case vs. Eight Advisory analyses 1,900 2,000 1 BNPP’s Cdiscount equity value? Cnova standalone 1,741 1,700 1,500 1,300 (384) 1,100 900 700 500 EBITDA impact : $(170)m 192 111 (40) (19) 20 (30) 2 FCF impact (22) (113) 3 Valuation parameters $(50)m 76 2 7 (11) (57) 6 (25) 1,500 10 1,444 1,000 500 - (500) BNPP Direct Mktplace Other COGS SG&A Factoring D&A Capex NWC WACC LTG 2 - stage PV of Net NWC Other € / $ FX 8A sales com. sales growth NOLs debt Adj. debts Cnova incl. synergies Source: BNPP report dated 29 July 2016, Eight Advisory analysis Bridge BNPP - 8A Key impacts ᇄ Significant growth in direct sales assumed by BNPP (18 - 23 CAGR of +14% vs. +8% per Eight Advisory). ᇄ CoGS: Mix effect due to higher proportion of marketplace commissions in total net sales (12.4% per Eight Advisory vs. 10.9% pe r BNPP) notably explained by: Different growth profile in direct sales, 14.5% target take rate reached in FY21 vs. FY24 per BNPP. ᇄ SG&A: Economies of scale factored in Eight Advisory analysis (fixed component). ᇄ WACC: 7.8% per BNPP vs. 7.75% per Eight Advisory. ᇄ LTG: 2.5% per BNPP vs. 2.25% per Eight Advisory Valuation analysis update - Project Delphes - Update - 30 July 2016 Review of BNP Paribas valuation analysis 45 © 2016 Property of Eight Advisory - Confidential

Reconciliation between Nova Equity Value estimated by BNPP High Case ($460m) and Eight Advisory Equity Value ($347m), based on the DCF method. What are the variables explaining the differences in BNPP’s Nova equity value? Bridge of Nova Equity Value based on DCF as estimated by BNPP High Case vs. Eight Advisory analyses 2 500 1 FCF impact 500 460 EBITDA impact : $(74)m 82 3 450 (13) 400 400 350 300 250 200 150 100 50 - Cnova standalone (17) (71) BNPP Direct Mktplace Other sales com. sales 47 (22) Opex Factoring 9 (21) (103) (67) Valuation param.: $(169)m D&A Capex NWC WACC LTG 22 60 (3) (25) 2 - stage PV of Net NWC growth NOLs debt Adj. 13 347 300 (6) 200 100 - (100 (200 Other R$ / € FX 8A debts Cnova incl. synergies Bridge BNPP - 8A Source: BNPP report dated 29 July 2016, Eight Advisory analysis Key impacts ᇄ Other sales: Higher growth assumed by BNPP (18 - 23 CAGR of +22% vs. +19% ᇄ WACC: 16.1% per BNPP vs. explained by: Difference in the application 17.0% per Eight Advisory, notably of the Damodaran formula re. CRP per Eight Advisory) Difference in modelling assumption (flat as % of GMV for BNPP vs. Fading growth towards 15% for 8A) ᇄ Opex: higher gross margin improvement per BNPP, partly offset with economies of scale on SG&A factored in Eight Advisory analysis ᇄ Factoring: downwards revision of SELIC forecasts over the business plan ᇄ NWC: Methodological differences in the treatment of fraud and PIS/COFINS (1.39 multiplier not applied by BNPP) Eight Advisory approach based on a blend of Damodaran and Local approach (which was less impacted by the recent fluctuation in risk free rate, due to compensation mechanism with ERP) ᇄ LTG: 7% per BNPP vs. 5.5% per Eight Advisory Valuation analysis update - Project Delphes - Update - 30 July 2016 Review of BNP Paribas valuation analysis 46 © 2016 Property of Eight Advisory - Confidential

10. Analysis of the Terms of the Agreement

Cnova (standalone) equity values estimated by Eight Advisory are c. 15% lower than the values presented in the Agreement, as the Transaction prices in the How do the values estimated by Eight Advisory compare to the Agreement are likely to include some synergies, especially regarding Nova. Comparison 8A vs. Agreement (intercompany debt not capitalized) Cdiscount values presented in $m Min Nova (incl. Holding costs) Cnova Mid Max Min Mid Max Min Mid Max ᇄ Cnova equity value estimated by Eight Advisory in the Agreement? Agreement 492 525 557 Per Cnova Share n.a. n.a. n.a. Eight Advisory (standalone) 301 347 398 Per Cnova Share n.a. n.a. 1,598 1,682 1,766 2,090 2,206 2,323 n.a. n.a. n.a. 4.74 5.00 5.26 1,302 1,459 1,648 1,603 1,806 2,046 n u is c. 15% lower than presented in the Agreement . That is explained by: Nova : values estimated by Eight Advisory c. 30% lower than presented in the To be pdat ed with final ment, Difference % (39)% (34)% (28)% (19)% (13)% (7)% (23)% (18)% (12)% version of the Cdiscount (including holding costs): values estimated by Eight Advisory c. 15% lower than presented in the Agreement. Reorganization As presented in the following pages, part of this difference, especially regarding Nova, can be Agreement explained by the fact that: Values estimated by Eight Advisory are standalone (i.e. excluding synergies), while Values presented in the Agreement result from a negotiation, and are likely to capture the portion of Nova synergies that NewCo (ultimately Via Varejo) is willing to pay to Cnova’s shareholders. Valuation analysis update - Project Delphes - Update - 30 July 2016 Analysis of the Terms of the Agreement 48 © 2016 Property of Eight Advisory - Confidential

Based on the standalone valuations prepared by Eight Advisory, the Cash Portion amounts presented in the Agreement imply a premium paid by NewCo to How should the financial terms of the Agreement be analyzed with Cnova’s shareholders on Nova between $84m and $98m. Analysis of the financial terms of the Agreement Agreement Eight Advisory (DCF standalone) regards to Eight Advisory valuation? (1/3) Financial terms of the Agreement (in $m) Nova Equity value (intragroup loan not capitalized, as per Agreement) Cdiscount Equity Value (+) Intragroup loan Holding costs & Other Cnova Equity Value Minimum Mid - point Maximum 492 525 557 1,598 1,682 1,766 n.a. n.a. n.a. n.a. n.a. n.a. 2,090 2,206 2,323 Minimum Mid - point Maximum 301 347 398 1,287 1,444 1,633 153 153 153 (138) (138) (138) 1,603 1,806 2,046 22% stake held by Via Varejo in Cnova To be [A] updated 460 with 485 fina 511 l 353 397 450 Cash Portion before synergies 32 version ofthe 39 46 (52) (50) (52) Potential additional Cash Portion related to synergies / de - synergies Total Cash Portion (per Agreement) n.a. n.a. n.a. n.a. n.a. n.a. 46 32 39 46 Repayment of the Intragroup loan (per Agreement) Total cash paid to Cnova Reorganization 153 153 [B] 185 192 153 153 153 153 199 185 192 199 Total price paid by NewCo for Nova & Intragroup loan repayment Agreement 678 710 538 590 649 ( - ) Intragroup loan to be repaid (153) (153) (153) = Price paid by NewCo for Nova 492 525 557 Source: Management, Eight Advisory analysis ( - ) Nova Equity value (intragroup loan not capitalized, as per Agreement) (492) (525) (557) Implied premium paid to Cnova shareholders on Nova acquisition - - - ᇄ Based on the Agreement, the total price paid by NewCo to Cnova’s shareholders (153) (153) (153) 385 437 496 (301) (347) (398) 84 89 98 for Nova and the repayment of the intragroup loan ranges from $645m to $710m, and is split as follows: 22% stake held by NewCo in Cnova : from $460m to $511m, Cash Portion defined in the Agreement as the difference between Nova equity value and the 22% stake held by NewCo in Cnova : from $32m to $46m, Repayment of the intragroup loan : $153m (per Agreement). ᇄ Therefore, if the sum of (i) 22% stake held by NewCo in Cnova, (ii) Cash Portion and (iii) Intragroup loan is higher than 100 % of 100% Nova equity value plus intragroup loan, a premium is implicitly “paid” by NewCo to Cnova’s shareholders for the acquisition of Nova. Valuation analysis update - Project Delphes - Update - 30 July 2016 Analysis of the Terms of the Agreement 49 © 2016 Property of Eight Advisory - Confidential

Based on the standalone valuations prepared by Eight Advisory, the Cash Portion amounts presented in the Agreement imply a premium paid by NewCo to How should the financial terms of the Agreement be analyzed with Cnova’s shareholders on Nova between $84m and $98m. Analysis of the financial terms of the Agreement (cont’d) Agreement Eight Advisory (DCF standalone) regards to Eight Advisory valuation? (2/3) Financial terms of the Agreement (in $m) Nova Equity value (intragroup loan not capitalized, as per Agreement) Cdiscount Equity Value (+) Intragroup loan Holding costs & Other Cnova Equity Value Minimum Mid - point Maximum 492 525 557 1,598 1,682 1,766 n.a. n.a. n.a. n.a. n.a. n.a. 2,090 2,206 2,323 Minimum Mid - point Maximum 301 347 398 1,287 1,444 1,633 153 153 153 (138) (138) (138) 1,603 1,806 2,046 22% stake held by Via Varejo in Cnova To be [A] updated 460 with 485 fina 511 l 353 397 450 Cash Portion before synergies 32 version ofthe 39 46 (52) (50) (52) Potential additional Cash Portion related to synergies / de - synergies Total Cash Portion (per Agreement) n.a. n.a. n.a. n.a. n.a. n.a. 46 32 39 46 Repayment of the Intragroup loan (per Agreement) Total cash paid to Cnova Reorganization 153 153 [B] 185 192 153 153 153 153 199 185 192 199 Total price paid by NewCo for Nova & Intragroup loan repayment Agreement 678 710 538 590 649 ( - ) Intragroup loan to be repaid (153) (153) (153) (153) (153) (153) = Price paid by NewCo for Nova 492 525 557 385 437 496 ( - ) Nova Equity value (intragroup loan not capitalized, as per Agreement) (492) (525) (557) (301) (347) (398) Implied premium paid to Cnova shareholders on Nova acquisition - - - 84 89 98 ᇄ Based on the standalone equity values estimated by Eight Advisory, and considering the amounts of Cash Portion (per Agreement) and Intragroup loan, it appears that: 22% stake in Cnova + Cash Portion + Intercompany debt > 100% Nova standalone + Intercompany debt ᇄ Therefore Cnova’s shareholders will receive an aggregate amount that is higher than the value of 100% Nova standalone, implying a premium between $84m and $98m . Valuation analysis update - Project Delphes - Update - 30 July 2016 Analysis of the Terms of the Agreement 50 © 2016 Property of Eight Advisory - Confidential

The implied premium paid to Cnova’s shareholders corresponds to a portion of Nova’s net synergies ranging from 43% to 50%. Based on Eight Advisory How should the financial terms of the Agreement be analyzed with valuations, the Exchange ratio is c. 75%, compared to c. 90% in the Agreement. Analysis of the financial terms of the Agreement (cont’d) regards to Eight Advisory valuation? (3/3) Focus on the implied premium paid to Cnova on Nova (in $m) Nova operating synergies Nova inventory synergies Nova NOLs de - synergies Nova net synergies expected from the Transaction @ 100% Nova net synergies @ Cnova max. share (78%) Implied premium paid to Cnova shareholders on Nova acquisition Agreement Minimum Mid - point Maximum n.a. n.a. n.a. n.a. n.a. n.a. n.a. n.a. n.a. n.a. n.a. n.a. n.a. n.a. n.a. - - - Eight Advisory (DCF standalone) Minimum Mid - point Maximum 225 225 225 60 60 60 (34) (34) (34) 250 250 250 195 195 195 84 89 98 Implied portion of Nova synergies paid by Exchange ratio per Agreement (in $m) To be updatedwithfinal Newco n.a. n.a. n.a. version of the Agreement Minimum Mid - point Maximum 43% 46% 50% Eight Advisory (DCF standalone) Minimum Mid - point Maximum Nova equity value 22% stake held by Via Varejo in Cnova Total Cash Portion paid by NewCo (as per Agreement) Reorganization [A] 492 525 [B] 460 485 39 557 301 347 398 511 353 397 450 46 32 39 46 Additional Cash (as per Agreement) Exchange ratio per Agreement Source: Management, Eight Advisory analysis Agreement [D] 58 [A] / ([B]+[C]+[D]) 89% - 58 58 58 58 58 90% 91% 68% 70% 72% - - ᇄ Based on the estimation of the Nova net synergies (cf. page 38) expected to arise from the Transaction, the implied premium paid to Cnova’s shareholders on Nova captures 43% to 50% of the Nova synergies (net of NOLs de - synergies) attributable to Cnova’s shareholders (i.e. 78% of total Nova net synergies). ᇄ Based on the values estimated by Eight Advisory and the Cash Portion of the Agreement, the Exchange ratio would stand at c. 72% , compared to the c. 90% ratio derived from the values presented in the Agreement. This corroborates the fact that NewCo is paying an implied premium on Nova intrinsic value to acquire it. ᇄ Based on the above, the financial terms of the Agreement lead to an implied premium on Nova standalone value, which appears to be fair for Cnova’s shareholders. Valuation analysis update - Project Delphes - Update - 30 July 2016 Analysis of the Terms of the Agreement 51 © 2016 Property of Eight Advisory - Confidential

11. Conclusions

What are the key findings of our analyses?

Based on the standalone equity values estimated by Eight Advisory, the preliminary financial terms of the Agreement agreed in May 2016 would lead to an implied "premium" on Nova standalone value, which would appear to be fair for Cnova's shareholders.

1. Agreement vs. 8A and BNPP – Cnova per share

	Agreement Cnova (mid-point)	$2,206m	**$5.00 per share**
1.	**8A standalone (central)**	$1,806m	**$4.09 per share**
	Implied premium		22%
2.	**8A including 100% synergies (standalone central value)**		**$4.80 per share**
	Implied premium		4%
3.	**8A standalone (high)**	$2,046m	**$4.64 per share**
	Implied premium		8%
	For information: 8A including 100% synergies (standalone high value)		*$5.34 per share*
	Reminder: BNPP standalone		*$4.59 - $5.12 per share*
	8A estimate of BNPP including synergies		*$4.71 - $5.29 per share*

Source: Agreement dated [XX] July 2016, Management, Eight Advisory analysis
Note: Eight Advisory range based on sensitivity to WACC

2. Agreement vs. 8A and BNPP – Standalone values

in $m	Nova		Cdiscount		Hold. costs	Interco. debt	Cnova	
	Min	*Max*	*Min*	*Max*			*Min*	*Max*
Agreement (May 2016)	492	557	1,598	1,766	n.a.	n.a.	**2,090**	**2,323**
BNPP standalone	394	460	1,572	1,741	(87)	147	**2,027**	**2,262**
8A standalone (central)	347		1,444		(138)	153	**1,806**	
For information: 8A standalone (high)	*398*		*1,633*		*(138)*	*153*	***2,046***	
Premium Agt. / 8A (central)	42%	60%	10%	21%			**16%**	**29%**
8A vs. BNPP	(12)%	(24)%	(8)%	(17)%			**(11)%**	**(20)%**

Source: Agreement dated [XX] July 2016, Management, Eight Advisory analysis

3. Analysis of the terms of the Agreement as of May 2016

→ Preliminary terms of the Agreement as of May 2016 are correctly estimated. Based on our latest discussions, we understand that the final financial terms of the Agreement have not been approved. As a consequence, we based our analysis on the terms agreed in May 2016. Therefore, for illustration purposes, based on the mid-point values:

22% * $2,206m + $192m = 100% * $525m + $153m
(Cnova) *(Cash Portion & Interco. debt)* *(Nova)* *(Interco. debt)*

→ With Eight Advisory intrinsic standalone values and mid-point Cash Portion:

Note: for the purpose of the illustration, the amount of the intercompany debt was updated based on the 30.06.2016 amount

22% * $1,806m + $192m > 100% * $347m + $153m
$590m ***$500m***

→ **Implied "premium" of $89.5m** (difference between price paid of $589.5m and $500.1m corresponding to the value of Nova plus repayment of the intercompany debt), corresponding to:

- **26% premium over Nova standalone value**, or
- **46% of Nova estimated net synergies attributable to Cnova's shareholders.**

Valuation analysis update - Project Delphes - Update - 30 July 2016
Conclusions 53
© 2016 Property of Eight Advisory – Confidential

Based on the standalone equity values estimated by Eight Advisory, the financial terms of the Agreement lead to an implied “premium” on Nova standalone value, What are our conclusions about the Merger and its financial interest for Cnova’s shareholders? which appears to be fair for Cnova’s shareholders. ᇄ Analysis of the financial Terms of the Agreement The amounts of Cash Portion presented in the Agreement, ranging from $32m to $46m are consistent with the compensation mechanism described in the Agreement (1) (i.e. Cash Portion equaling the difference between 100% of Nova value and 22% of Cnova value). Based on the standalone equity values estimated by Eight Advisory, and considering the amounts of Cash Portion (per Agreement), the price paid by NewCo to Cnova’s shareholders for Nova implies a “premium” on Nova standalone value ranging from 26% to 28% . It could be considered that this implied “premium” captures 43% to 50% of the Nova synergies (net of NOLs de - synergies) attributable to Cnova’s shareholders. Based on the above, t To be updated with final lied “premium” on Nova standalone value, which appears to be fair for Cnova’s shareholders. version of the ᇄ All the analyses presented in this document are subject to the potential adjustments mentioned in the Section 4.3 of the Agreement . Reorganization Agreement (1) It should however be noted that regarding the “maximum” Cash Portion, the correct amount would be $46m . Valuation analysis update - Project Delphes - Update - 30 July 2016 Conclusions 54 © 2016 Property of Eight Advisory - Confidential

C

Valuation analysis update - For the attention of the Transaction Committee of Cnova N.V. 30 July 2016 Strictly Private and Confidential Transactions Restructuring Transformation Project Delphes - Appendices Preliminary report

Appendices: Table of contents Appendices 1. Summary of the Reorganization Agreement 2. Results of our analyses with the intercompany debt capitalized 3. Additional analysis on BNPP valuation works 4. DCF key assumptions 5. Discount Rates 6. Additional analysis on trading multiples 7. Additional analysis on synergies expected from the Transaction 8. Brazil economic information Valuation analysis update - Project Delphes - Appendices - 30 July 2016 2 © 2016 Property of Eight Advisory - Confidential

Appendix 1: Summary of the Reorganization Agreement

A Reorganization Agreement was prepared between Via Varejo, Cnova Brazil and Cnova N.V. as of [XX] July 2016, with the interest to implement a transaction Reorganization Agreement What are the main features of the Agreement signed by the parties? (1/3) which would combine the businesses of Via Varejo and Cnova Brazil. Reorganization Agreement ᇄ The Agreement outlines: (i) the preliminary terms and conditions of the Combination; (ii) the steps necessary to implement the combination of the e - commerce business currently operated by Cnova Brazil with the brick and mortar activities currently developed by via Varejo; The general proposal to be submitted by the officers of Via Varejo to the Board of Directors of Via Varejo, as well as by the Transaction Committee to the Board of Directors of Cnova NV. ᇄ The Parties have agreed on To be updated with final edon: (i) the unaudited financial statements of Cnova Brazil as of and for the period ended as December 31, 2015; (ii) the net debt; version of the (iii) the annual average working ca Reorganization (iv) Provisions for expenses related to the investigations at Cnova Brazil; and (v) the Parties’ discussions of the respe Agreement a Brazil and Cnova NV. ᇄ The Parties have agreed upon the following valuation ranges with respect to 100% of equity of each entity: Cnova Brazil: $492m (min) - $525m (mid) - $557m (max), Cdiscount: $1,598m (min) - $1,682m (mid) - $1,766m (max), Cnova NV: $2,090m (min) - $2,206m (mid) - $2,323m (max), Implied Cash portion: $32m (min) - $39m (mid) - $49m (max) (1) As reminder a shareholders’ loan amounted to $127m. Note (1): we noticed that the amount of the max Implied Cash Portion should be between $46m and $47m Valuation analysis update - Project Delphes - Appendices - 30 July 2016 4 © 2016 Property of Eight Advisory - Confidential

A Reorganization Agreement was prepared between Via Varejo, Cnova Brazil and Cnova N.V. as of [XX] July 2016, with the interest to implement a transaction Reorganization Agreement What are the main features of the Agreement signed by the parties? which would combine the businesses of Via Varejo and Cnova Brazil. Reorganization Agreement (continued) ᇄ In order to implement the combination of the two businesses, Parties should achieve the following step plan: Merger of NewCo : as the preliminary step for implementing the combination a NewCo wholly owned by Via Varejo shall receive as a capital increase: (i) all the shares issued by Via Varejo Luxembourg Holding S.à.r.l that will, at the time of the capital increase, indirectly own 96,790,798 shares representing approximately 22% of the capital of Cnova NV; (ii) cash in Brazilian real corresponding to the difference between the equity value of 96,790,798 ordinary shares of Cnova NV and 100% of the equity value of Cnova Brazil, being that, as the Agreed Equity Values, such amount shall (2/3) be in Brazilian real be To be updated w ith final (iii) an additional cash of R$192,304,721.93 (“Additional Cash”), corresponding to the amount necessary for the net worth value of NewCo to be positi version of the tion of the Combination. Following the incorporation of NewCo and thecompletion of the capital increase described above, NewCo shall be immediately merged with and into Cnova Brazil, with Cnova Reorganization er. Merger of NewCo Exchange Ratio : the ratio of the equity value of Cnova Brazil to the equity value of NewCo shall be determined as (A) theequity value of Cnova Brazil divided by (B) the value of (i) the equity value of 96,790,798 ordinary shares of Cnova NV held by Via Varejo Agreement s (iii) the Additional Cash. Possible adjustments to the Agreed Equity Value : The Agreed Equity Values with respect to Cnova NV and Cnova Brazil shall be adjusted in good faith by the Parties to take into account the effective impact on the valuation of the differences between (i) the Cnova’s 2015 Preliminary Financial Statements, and (ii) the audited financial statements of Cnova Brazil as of and for the year ended 31 December 2015, when released. Valuation analysis update - Project Delphes - Appendices - 30 July 2016 5 © 2016 Property of Eight Advisory - Confidential

A Reorganization Agreement was prepared between Via Varejo, Cnova Brazil and Cnova N.V. as of [XX] July 2016, with the interest to implement a transaction Reorganization Agreement What are the main features of the Agreement signed by the parties? (3/3) which would combine the businesses of Via Varejo and Cnova Brazil. Reorganization Agreement (continued) ᇄ In order to implement the combination of the two businesses, Parties will follow the following step plan (cont’d): Cross - shareholding elimination : completion of the Merger of NewCo shall result in an indirect cross - shareholding equity participation between Cnova Brazil and Cnova NV, which pursuant to Brazilian Law must be eliminated within one year of the completion of the merger of the NewCo. To this purpose the Parties agree to undertake the two following steps: Distribution by Cnova NV and repurchase of Cnova NV shares, Cnova Brazil’s share acquisition and elimination of cross - shareholding exchange ratio. As a final step the Partie To be updated with final wholly owned company of Via Varejo, shall be merged into Via Varejo. ᇄ Repayment of Cnova Brazil sharehol version of the e loan agreement entered between Cnova NV and Cnova Brazil on March 24, 2015, pursuant to which Cnova Brazil received from CnovaNV cash proceeds in the amount of BRL 385,000,000, the implementatio Reorganization ent for the acceleration of the repayment of the full amount of the loan, including interest and any other accrued amounts. ᇄ Non - binding agreement : This Agreemen Agreement on and discussion purposes, as a negotiation aid and does not constitute a binding offer or commitment to carry out the combination or any other transactions contemplated herein ᇄ No other side - agreement at this stage . Valuation analysis update - Project Delphes - Appendices - 30 July 2016 6 © 2016 Property of Eight Advisory - Confidential

Appendix 2: Results of our analyses with the intercompany debt capitalized

What are the results of our Excluding synergies and with intercompany debt capitalized , Cnova NV Equity Value defined with the DCF method ranges from $1,603m to $2,046m. Interco. debt capitalized 1. valuation Cnova Equity Value ($m) Cnova Equity Value Before Synergies Relative weights excl. Holding analysis? DCF method 1,603 1,806 2,046 Cdiscount 74% - 75% Nova 25% - 26% Trading multiples - Intercompany debt capitalized Current view 946 (regression) Trading multiples - Best view (Best peer) 1,765 1,246 2,161 Cdiscount 78% - 70% Nova 30% - 22% Cdiscount 77% - 77% Nova 23% - 23% Average Analysts target price 706 1,214 1,765 (1/2) Market capitalization (1 - month) 984 1,358 Market capitalization (since IPO) 12 April 2016 (1) IPO market cap. 954 1,136 3,089 1 Mar. 2016 3,732 Source: Bloomberg, 13 Jan. 2015 Eight Advisory analysis - 500 2. Cdiscount and Nova Equity Values ($m) Cdiscount Equity Value Intercompany debt capitalized 1,444 1,000 1,500 2,000 2,500 3,000 In $m Nova Equity Value Before Nova Synergies - Interco. debt capitalized 500 3,500 4,000 Note (1): 1 - month average NPV Holding Costs Before Holding Synergies (138) DCF Method Trading multiples - Current view841 (regression) Trading multiples - Best view 1,067 (Best peer) 750 1,287 1,633 1,339 243 1,769 1,250 1,750 200 In $m 454 551 565 318 530 400 600 800 In $m (138) (138) (200) (150) (100) (50) - In $m Valuation analysis update - Project Delphes - Appendices - 30 July 2016 8 © 2016 Property of Eight Advisory - Confidential

Excluding synergies and with intercompany debt capitalized , Cnova NV What are the results of our Equity Value per share defined with the DCF method ranges $4.64. Interco. debt capitalized from $3.63 to valuation 1. Cnova Equity Value per share ($) Cnova Equity Value per share Relative weights Before Synergies excl. Holding analysis? DCF method 4.09 3.63 4.64 Cdiscount 74% - 75% Nova 25% - 26% Intercompany debt capitalized Trading multiples - Current view 2.14 (regression) Trading multiples - Best view (Best peer) Cdiscount 78% - 70% 4.00 Nova 30% - 22% Cdiscount 77% - 77% 2.82 4.90 Nova 23% - 23% Average Analysts target price 1.60 2.75 4.00 (2/2) Market capitalization (1 - month) 2.23 3.08 Market capitalization (since IPO) 12 April 2016 (1) IPO market cap. 2.16 2.58 7.00 1 Mar. 2016 8.46 Source: Bloomberg, 13 Jan. 2015 Eight Advisory analysis 2. - 1.00 2.00 3.00 4.00 5.00 6.00 7.00 In $ Cdiscount and Nova Equity Values per share ($) Cdiscount contribution to Cnova Equity Nova contribution to Cnova Value per share Equity Value per share Intercompany debt capitalized Before Nova Synergies - Interco. debt capitalized 3.27 1.13 DCF 8.00 9.00 10.00 Note (1): 1 - month average NPV Holding Costs contribution to Cnova Equity Value per share Before Holding Synergies (0.31) Method Trading multiples - Current view 1.90 (regression) Trading multiples - Best view 2.42 (Best peer) 1.00 2.00 2.92 3.70 1.03 3.03 0.55 4.01 0.72 3.00 4.00 5.00 0.20 0.70 In $ 1.25 (0.31) 1.28 (0.31) 1.20 1.20 1.70 (0.40) (0.30) (0.20) (0.10) - In $ In $ Valuation analysis update - Project Delphes - Appendices - 30 July 2016 9 © 2016 Property of Eight Advisory - Confidential

Appendix 3: Additional analysis on BNPP valuation works

Comparison with BNPP

What are the key respective methodological approaches of BNP Paribas and Eight Advisory?

Item	BNPP	8A
1. DCF Method		
BP used	Management BP (FY16-FY18)	Management BP (FY16-FY18)
Extrapolation period	FY19-FY24	FY19-FY23
Factoring costs	Included in the free cash flows	Included in the free cash flows
Change in NWC	Adjusted for seasonality	Adjusted for seasonality
Impact of fraud on FY15 monthly NWC	Adjusted for FY15 impact	Adjusted for FY15, FY14, FY13 and older impacts
Discount rate	Cost of Equity	Cost of Equity
Terminal Value	Terminal Value (Gordon growth)	Two-stage growth Terminal Value
2. Trading Multiples Method		
Reference aggregates	FY17 sales	FY15-FY18 sales, EBITDA, factoring costs and Capex
Panel of comparable companies retained	**Nova**: Amazon, JD, Vipshop, B2W and Dangdang **Cdiscount**: Amazon, AO World, Zooplus, Showroomprive, Verkkokauppa, Banzai and Qliro	**Nova**: Amazon, JD, Vipshop, B2W **Cdiscount**: Amazon, AO World, Ocado, Qliro
Multiples retained	**Nova**: FY17 B2W EV / sales, with a 25.5% discount **Cdiscount**: i) Median EV / sales and ii) AO World FY17 EV / sales, with a 7.2% discount	**Nova and Cdiscount**: FY15-FY18 EV/Sales multiples regression analysis on i) EBITDA – normative factoring costs, ii) EBITDA – normative factoring costs – Capex "Best peer" EV / sales used as the high end of the trading multiples range (AO World for Cdiscount and B2W for Nova)
3. Enterprise Value to Equity adjustments		
Average NWC adjustment	DCF method: Yes Trading multiples: Yes	DCF method: Yes Trading multiples: Yes
Discounted receivables adjustment (factoring)	DCF method: No Trading multiples: Yes	DCF method: No Trading multiples: No

Valuation analysis update - Project Delphes – Appendices - 30 July 2016
11
© 2016 Property of Eight Advisory – Confidential

On a standalone basis (excluding synergies), Cnova Enterprise Value defined with the DCF method ranges from $1,950m to $2,393m, while BNPP Enterprise Comparison with BNPP What are the results of our standalone DCF valuation analysis (range of Enterprise Values)? Value ranges from $2,381m to $2,615m Cnova standalone Enterprise Value per 8A vs. BNPP ($m) Eight Advisory (DCF valuation) BNPP (Low / High) in $m Min Central Max Min Central Cdiscount 1,481 1,639 1,829 1,749 1,833 Nova 607 653 703 713 746 Holding (138) (138) (138) (81) (81) Enterprise Value 1,950 2,154 2,393 2,381 2,498 Min/Max based on sensitivity to WACC Min/Max based on Low/High case Source: BNPP report dated 29 July 2016, Eight Advisory analysis Note: Please note that BNPP standalone equity values include holding cost synergies Cnova standalone EV 8A vs. BNPP - Implied EV/FY17 Sales Cdiscount implied EV/FY17 Sales Nova implied EV/FY17 Sales multiple multiple (DCF) (DCF) Eight Difference (8A vs. BNPP) Max Min Central Max 1,917 - 15.3% - 10.6% - 4.6% 779 - 14.8% - 12.4% - 9.7% (81) 71.1% 71.1% 71.1% 2,615 - 18.1% - 13.8% - 8.5% Cnova implied EV/FY17 Sales multiple (DCF) Advisory DCF standalone Multiples standalone BNPP Focus on B2W Synergies 0.40x 0.67x 0.82x 0.78x 0.85x 0.50x 0.60x 0.70x 0.80x 0.90x 1.00x 0.10x 0.20x 0.32x 0.37x 0.37x 0.30x 0.40x 0.30x 0.47x 0.58x 0.57x 0.63x 0.40x 0.50x 0.60x 0.70x Valuation analysis update - Project Delphes - Appendices - 30 July 2016 12 © 2016 Property of Eight Advisory - Confidential

Comparison with BNPP

What are the results of our standalone DCF valuation analysis (central value) on a comparable basis with BNPP methodology?

Excluding synergies and with intercompany debt not capitalized, Cnova central Equity Value defined with the DCF method was estimated at $1,878m (incl. holding synergies), compared to $2,027m (Low Case) and $2,261m (High Case) per BNPP estimation

Cnova standalone central Equity Value per 8A ($m)



in $m
347
1,444
15
72
1,878
Nova
Cdiscount
Holding before synergies
100% holding synergies
Cnova Equity Value (comparable basis with BNPP)

Cnova standalone central Equity Value per BNPP – Low case ($m)



in $m
394
1,572
60
2,027
Nova
Cdiscount
Holding
Cnova Equity Value

Cnova standalone central Equity Value per BNPP – High case ($m)



in $m
460
1,741
60
2,261
Nova
Cdiscount
Holding
Cnova Equity Value

Source: BNPP report dated 10 May 2016, Eight Advisory analysis

DCF standalone

Multiples standalone

Focus on B2W

Synergies

Valuation analysis update - Project Delphes – Appendices - 30 July 2016

13

© 2016 Property of Eight Advisory – Confidential

On a standalone basis (excluding synergies), Cnova Enterprise Value defined with the trading multiples method ranges from $1,703m to $2,063m, while BNPP Comparison with BNPP What are the results of our standalone trading multiples valuation analysis (range of Enterprise Values)? Enterprise Value ranges from $2,457m to $2,513m Cnova standalone Enterprise Value per 8A vs. BNPP ($m) Eight Advisory (trading multiples) BNPP (trading multiples) in $m Min Central Max Min Central Cdiscount 1,283 1,442 1,601 1,565 1,587 Nova 558 579 600 973 980 Holding (138) (138) (138) (81) (81) Enterprise Value 1,703 1,883 2,063 2,457 2,486 Note: Please note that BNPP standalone equity values include holding cost synergies Cnova standalone EV 8A vs. BNPP - Implied EV/FY17 Sales Cdiscount implied EV/FY17 Sales Nova implied EV/FY17 Sales multiple multiple (trading multiples) (trading multiples) Eight Difference (8A vs. BNPP) Max Min Central Max 1,609 - 18.0% - 9.1% - 0.5% 986 - 42.7% - 40.9% - 39.1% (81) 71.1% 71.1% 71.1% 2,513 - 30.7% - 24.2% - 17.9% Cnova implied EV/FY17 Sales multiple (trading multiples) Advisory 0.58x 0.72x 0.29x 0.32x 0.41x 0.50x DCF standalone Multiples standalone Focus on B2W Synergies (regression analysis) (Best peer analysis) BNPP 0.70x 0.72x 0.40x 0.50x 0.60x 0.70x 0.80x 0.90x 1.00x Source: BNPP report dated 10 May 2016, Eight Advisory analysis (regression analysis) (Best peer analysis) 0.51x 0.51x 0.10x 0.20x 0.30x 0.40x 0.50x 0.60x (regression analysis) (Best peer analysis) 0.59x 0.60x 0.30x 0.40x 0.50x 0.60x 0.70x Note: the comparison presented above presents limited relevance as in their trading multiples method, BNPP considers operatin g f inancing (such as discounting of receivables and securitization) as a net financial debt item. This has a double impact, as it (i) increases th e p eers’ Enterprise Value and (ii) increases financial debt in the EV to Equity bridge. Valuation analysis update - Project Delphes - Appendices - 30 July 2016 14 © 2016 Property of Eight Advisory - Confidential

On a standalone basis, Cnova Equity Value defined with the trading multiples method ranges from $1,356m to $1,716m ($3.07 to $3.89 per share), while Comparison with BNPP BNPP Equity Value ranges from $1,494m to $1,550m ($3.38 to $3.51 per share) Cnova standalone Equity Value per 8A vs. BNPP ($m) What are the results of our standalone trading multiples valuation analysis (range of Equity Values)? Eight Advisory (trading multiples) BNPP (trading multiples) in $m Min Central Max Min Central Cdiscount 1,090 1,248 1,406 1,183 1,205 Nova 251 273 296 250 256 Holding 15 15 15 60 60 Equity value Standalone 1,356 1,536 1,716 1,494 1,522 Note: Please note that BNPP standalone equity values include holding cost synergies Cnova standalone Equity Value per 8A vs. BNPP ($m) Cdiscount Equity Value standalone - Nova Equity Value standalone - Multiples ($m) Multiples ($m) Eight Difference (8A vs. BNPP) Max Min Central Max 1,227 - 7.9% 3.5% 14.5% 262 0.6% 6.8% 12.7% 60 - 75.9% - 75.9% - 75.9% 1,550 - 9.2% 0.9% 10.7% Cnova Equity Value standalone - Multiples ($m) DCF standalone Multiples standalone Focus on B2W Advisory BNPP - 1,090 1,406 (regression analysis) (Best peer analysis) 1,183 1,227 500 1,000 1,500 2,000 251 296 (regression analysis) (Best peer analysis) 250 262 - 200 400 600 1,356 1,716 (regression analysis) (Best peer analysis) 1,494 1,550 800 1,000 1,000 1,500 2,000 2,500 Synergies Source: BNPP report dated 10 May 2016, Eight Advisory analysis Valuation analysis update - Project Delphes - Appendices - 30 July 2016 15 © 2016 Property of Eight Advisory - Confidential

Comparison with BNPP

What are the main methodological differences between 8A and BNPP when applying the "Best peer" (B2W) approach in the trading multiples method for Nova?

DCF standalone

Multiples standalone

Focus on B2W

Synergies

Regarding the "Best peer" approach on Nova, B2W EV/FY17 sales multiple estimated by BNPP stands at 0.72x, while it stands at 0.37x per 8A estimation. This gap is mainly explained by a methodological difference in the way operating financing (discounting, securitization) is factored in the analysis.

Application of the "Best peer" approach for Nova per 8A vs. BNPP (in R$m)

Application of B2W multiple to Nova	BNPP	Nova (in R$m) 8A per BNPP methodology	8A methodology
Market capitalization*	4,012	4,012	3,577
(+) Net debt items excl. discounted receivables*	1,870	279	279
(+) Discounted receivables as of 31.03.2016	1,469	1,469	-
Enterprise Value*	**7,351**	**5,759**	**3,856**
FY17 net sales forecast*	10,233	10,924	10,924
(-) Boleto	n.a.	n.a.	(375)
FY17 net sales adjusted	**10,233**	**10,924**	**10,549**
Implied EV/FY17 sales multiple	**0.72x**	**0.53x**	**0.37x**
Nova FY17 net sales	6,287	6,287	6,287
Nova Enterprise Value	**4,516**	**3,315**	**2,298**
(-) Profitability discount	(25.5)%	(25.5)%	-
Nova adjusted Enterprise Value	**3,364**	**2,469**	**2,298**
(-) Net financial debt	(598)	(523)	(523)
(-) NWC seasonality adjustment	(56)	(56)	(59)
(-) Discounted receivables	(1,314)	(899)	-
(-) Intragroup loan	(505)	(505)	(505)
(-) Other net debt items	(10)	76	76
(-) FCF differential adjustment	n.a.	n.a.	(416)
Nova Equity Value	**881**	**563**	**871**

*Note: items marked with an * in BNPP methodology were extrapolated based on available information for 8A*

Source: Bloomberg as at 19 July 2016, BNPP report dated 29 July 2016, Eight Advisory analysis

Application of the "Best peer" approach for Nova per 8A vs. BNPP (in R$m)

- Main differences between 8A and BNPP:
  - Difference in Net financial debt excluding discounted receivables,
  - BNPP considers **operating financing** items (such as discounting of receivables) as a net financial debt item, which:
    - Increases the EV/sales multiple estimated for B2W,
    - Increases Nova net financial debt in the EV to Equity bridge.
  - BNPP applies a **25.5% discount** to account for Nova's lower profitability compared to B2W's,
  - **NWC seasonality adjustment** lower per BNPP, after reinstatement of discounted receivables in the NWC (*cf.* treatment of discounted receivables as a net financial debt item).
  - Amount of **discounted receivables** estimated as of 31.03.2016 and reinstated in Nova's financial debt higher per BNPP: alternative computation approach
  - Free cash flow differential adjustment per 8A to account for Nova's lower recovery pace compared to B2W's.

Valuation analysis update - Project Delphes – Appendices - 30 July 2016

16

© 2016 Property of Eight Advisory – Confidential

Comparison with BNPP

What are the results of our estimation of synergies?

- DCF standalone
- Multiples standalone
- Focus on B2W
- Synergies

The value for Cnova of the additional synergies (net of de-synergies) expected from the Transaction ranges from $(12)m to $186m per 8A, compared to $37m to $74m per BNPP

Synergies per 8A vs. BNPP ($m)

in $m	Min	Central	Max
	Eight Advisory		
100% operating synergies (VV & Nova)	285	285	285
o/w 100% operating synergies (Nova part)	225	225	225
(-) Part "kept" by NewCo	(225)	(137)	(49)
Nova synergies paid to Cnova	-	**88**	**175**
100% inventory synergies (VV & Nova)	239	239	239
o/w 100% inventory synergies (Nova part)	60	60	60
(-) Part "kept" by NewCo	(60)	(37)	(13)
Nova inventory synergies paid to Cnova	-	**23**	**47**
100% Nova NOLs de-synergies	(34)	(34)	(34)
(-) Part borne by NewCo	34	21	8
Nova NOLs de-synergies borne by Cnov:	-	**(13)**	**(27)**
100% Tax de-synergies	(6)	(6)	(6)
(-) Part borne by NewCo	-	1	1
Tax de-synergies borne by Cnova	**(6)**	**(5)**	**(5)**
100% Transaction costs	(6)	(6)	(6)
(-) Part borne by NewCo	-	1	1
Transaction costs borne by Cnova	**(6)**	**(5)**	**(4)**
Additional synergies	**(12)**	**87**	**186**

Min/Max based on % of synergies paid to Cnova

Source: BNPP report dated 29 July 2016, Eight Advisory analysis

in $m	Min	Central	Max
	Eight Advisory		
100% Holding costs synergies	72	72	72
(-) Part paid to NewCo	-	(8)	(16)
Holding synergies (Cnova)	**72**	**64**	**56**
Holding synergies	**72**	**64**	**56**

Additional synergies BNPP

In $m	Min	Central	Max
	BNPP		
Additional synergies	**37**	**52**	**74**

Source: BNPP MoU indicative terms analysis and synergies analysis

Amounts derived from BNPP synergies valuation and rules regarding completion (from 50% to 100%) as well as Nova share (50%).

Key findings

- ➔ Synergies per 8A include Holding synergies (vs. captured in the standalone value per BNPP)
- ➔ Synergies per 8A include NOLs and Tax de-synergies (vs. not considered by BNPP)
- ➔ Operating synergies (Nova & VV) estimated at $285m per 8A vs. ranging from $120m to $240m ("completion" adjustment between 50% and 100%) per BNPP

Valuation analysis update - Project Delphes – Appendices - 30 July 2016

17
© 2016 Property of Eight Advisory – Confidential

Appendix 4: DCF key assumptions

KPIs over the BP (FY16 - FY18) and the extrapolation period (FY19 - FY23) DCF Method Extrapolation KPIs Cdiscount KPIs FY15E FY16 RF FY17F FY18F FY19F FY20F FY21F FY22F FY23F Marketplace (% of total GMV B2C) n.a. 34.0% 38.5% 43.2% 46.9% 49.0% 50.4% 51.1% 51.5% Direct sales (% of total GMV B2C) n.a. 66.0% 61.5% 56.8% 53.1% 51.0% 49.6% 48.9% 48.5% Commissions (% of Mark etplace) 12.5% 13.8% 13.3% 13.3% 13.7% 14.1% 14.5% 14.5% 14.5% GMV Mark etplace (% growth) n.a. 43.0% 25.3% 29.0% 25.0% 20.0% 15.0% 10.0% 8.0% Direct Sales (% growth) n.a. 4.7% 3.2% 6.0% 8.0% 10.0% 8.7% 7.3% 6.0% Net sales growth n.a. 7.1% 5.7% 8.4% 10.3% 11.7% 9.9% 7.7% 6.3% Gross margin ex. mark etplace 9.0% 8.8% 9.8% 10.2% 10.2% 10.2% 10.2% 10.2% 10.2% Gross margin 12.9% 14.6% 16.3% 17.9% 19.2% 20.2% 20.9% 21.2% 21.3% SG&A (12.3)% (12.6)% (13.1)% (13.1)% (13.1)% (13.0)% (13.0)% (12.9)% (12.9)% EBITDA 0.7% 2.0% 3.2% 4.8% 6.1% 7.1% 8.0% 8.3% 8.5% Factoring costs (0.9)% (1.8)% (1.3)% (1.3)% (1.3)% (1.3)% (1.3)% (1.3)% (1.3)% Source: Management, Eight Advisory analysis Nova KPIs FY15E FY16 new FY17F FY18F FY19F FY20F FY21F FY22F FY23F – KPIs – Cdiscount – Nova Marketplace (% of total GMV B2C) B2C direct sales (% of total GMV B2C) Net commissions (% of GMV) GMV Marketplace % growth B2C direct sales % growth Net sales % growth Gross margin n.a. 20.0% 28.5% 32.5% n.a. 80.0% 71.5% 67.5% 10.9% 13.5% 14.1% 14.5% n.a. 62.0% 96.6% 45.8% (25.0)% 23.0% 20.8% n.a. (21.1)% 27.8% 23.6% 11.5% 12.8% 16.5% 18.5% 37.8% 42.9% 45.8% 48.1% 49.7% 62.2% 57.1% 54.2% 51.9% 50.3% 14.5% 14.5% 14.5% 14.5% 14.5% 50.0% 45.0% 30.0% 25.0% 20.0% 19.6% 18.0% 16.4% 14.9% 13.3% 22.2% 20.5% 17.9% 16.0% 14.1% 19.5% 20.6% 21.3% 21.9% 22.3% Gross margin ex. marketplace 10.3% 9.8% 11.7% 12.8% 12.5% 12.2% 12.0% 11.8% 11.6% SG&A (15.2)% (24.7)% (14.6)% (13.7)% (13.8)% (13.9)% (13.9)% (13.9)% (13.8)% EBITDA (3.7)% (11.9)% 1.9% 4.8% 5.8% 6.8% 7.4% 8.0% 8.5% Factoring costs (3.9)% (5.1)% (4.5)% (3.7)% (3.3)% (3.1)% (2.8)% (2.6)% (2.3)% Source: Management, Eight Advisory analysis Valuation analysis update - Project Delphes - Appendices - 30 July 2016 19 © 2016 Property of Eight Advisory - Confidential

Enterprise Value of Cdiscount based on the DCF Method DCF Method In € m FY15A Business Plan H1 16B H2 16B FY17F FY18F Extrapolation FY19F FY20F FY21F FY22F Terminal FY23F FCF Valuation parameters Cdiscount – KPIs - Cdiscount – Nova déc. GMV 2,199 Net sales 1,737 COGS (1,512) Gross margin 225 SG&A Cdiscount France (213) EBITDA 12 D&A (21) EBIT (9) Factoring costs (16) Adjusted EBIT (25) ( - ) Corporate income tax - (+) D&A 21 ( - ) Capex (42) Average adjusted work ing capital (85) ( - ) Change in average working capital Free Cash Flow Partial year adjustment Discount period Discount factor Discounted Free Cash Flow Cumulated Free Cash Flows 272 Terminal Value 1,913 Two - Stage Growth TV 2,027 Discounted Terminal Value 1,134 Discounted TSG Terminal Value 1,202 Cdiscount - Enterprise Value in € m 1,473 Cdiscount - Enterprise Value in $m 1,639 déc. déc. déc. déc. 1,142 1,454 2,893 3,326 849 1,012 1,968 2,133 (727) (862) (1,646) (1,750) 122 150 321 383 (113) (121) (260) (282) 9 29 62 101 (10) (12) (29) (30) (1) 17 33 71 (18) (16) (26) (28) (19.3) 0.9 7 43 - (0.3) (2) (15) 10 12 29 30 (15) (20) (46) (50) (117) (121) (130) (136) 32 3 10 6 8.2 (4.4) (3) 14 1.00 1.00 1.00 0.25 1.00 2.00 0.98 0.93 0.86 (4.3) (3.0) 12.3 - 6.75% 1.8% 1,889 2.0% 1,971 LTG 2.3% 2,061 2.5% 2,163 2.8% 2,277 déc. déc. déc. déc. déc. 3,837 4,400 4,918 5,345 5,720 5,849 2,352 2,626 2,887 3,111 3,307 3,382 (1,899) (2,096) (2,283) (2,453) (2,602) (2,660) 452 530 604 658 706 721 (309) (343) (374) (401) (425) (435) 144 188 230 257 280 287 (38) (48) (59) (70) (81) (83) 105 140 171 187 199 204 (31) (34) (37) (40) (43) (44) 75 106 134 147 157 160 (26) (36) (46) (51) (54) (55) 38 48 59 70 81 83 (57) (66) (73) (80) (85) (87) (145) (158) (171) (183) (193) (198) 9 13 12 12 11 4 39 65 86 99 109 105.2 1.00 1.00 1.00 1.00 1.00 3.00 4.00 5.00 6.00 7.00 0.80 0.74 0.69 0.64 0.59 31.4 48.1 59.2 63.1 64.8 Discount rate 7.25% 7.75% 8.25% 8.75% 1,693 1,529 1,392 1,274 1,757 1,582 1,434 1,309 1,829 1,639 1,481 1,348 1,907 1,701 1,531 1,389 1,995 1,770 1,587 1,434 Valuation date 30 June 2016 Long - term growth 2.25% Discount rate 7.75% Corporate tax rate 34.4% Two - Stage Growth assumptions Years of high growth 3.0 High - growth period rate 6.3% LTG ( - ) HG rate 4.1% Cdiscount - EV reconciliation Cumulated Free Cash Flows 18% EV: € 1,473m EV: $1,639m Discounted Terminal Value 82% Terminal KPIs FY15A FY16B FY17F FY18F FY19F FY20F FY21F FY22F FY23F Year Sales (yoy growth %) n.a. 7.1% 5.7% 8.4% 10.3% 11.7% 9.9% 7.7% 6.3% 2.3% Gross margin (% sales) 12.9% 14.6% 16.3% 17.9% 19.2% 20.2% 20.9% 21.2% 21.3% 21.3% EBITDA (% sales) 0.7% 2.0% 3.1% 4.7% 6.1% 7.1% 8.0% 8.3% 8.5% 8.5% D&A (% sales) (1.2)% (1.2)% (1.4)% (1.4)% (1.6)% (1.8)% (2.0)% (2.2)% (2.5)% (2.5)% EBIT (% sales) (0.5)% 0.9% 1.7% 3.3% 4.5% 5.3% 5.9% 6.0% 6.0% 6.0% Adjusted EBIT (% of sales) (1.4)% (1.0)% 0.4% 2.0% 3.2% 4.0% 4.6% 4.7% 4.7% 4.7% Capex (% sales) (2.4)% (1.9)% (2.3)% (2.3)% (2.4)% (2.5)% (2.5)% (2.6)% (2.6)% (2.6)% Average work ing capital (% sales) (4.9)% (6.5)% (6.6)% (6.4)% (6.2)% (6.0)% (5.9)% (5.9)% (5.9)% (5.9)% Source : Management, Eight Advisory analyses as of 30 June 2016 Valuation analysis update - Project Delphes - Appendices - 30 July 2016 20 © 2016 Property of Eight Advisory - Confidential

Enterprise Value of Nova based on the DCF Method DCF Method In R$m FY15A Business Plan H1 16B H2 16B FY17F FY18F Extrapolation FY19F FY20F FY21F FY22F Terminal FY23F FCF Valuation parameters Nova – KPIs - Cdiscount – Nova déc. GMV n.a. Gross sales n.a. Net sales 6,126 COGS (5,615) Gross margin 511 SG&A Nova (886) EBITDA (375) D&A (52) EBIT (427) Factoring costs (242) Adjusted EBIT (669) ( - ) Corporate income tax n.a. (+) D&A n.a. ( - ) Capex n.a. Average work ing capital (736) ( - ) Change in average working capital (+) Change in PIS/COFINS receivables (+) Change in other payables Free Cash Flow Partial year adjustment Discount period Discount factor Discounted Free Cash Flow Cumulated Free Cash Flows 258 Terminal Value 5,090 Two - Stage Growth TV 5,709 Discounted Terminal Value 1,695 Discounted TSG TV 1,902 Nova - Enterprise Value in R$m 2,160 Nova - Enterprise Value in $m 653 déc. déc. déc. déc. 3,296 4,047 10,064 12,827 2,889 3,438 8,084 9,957 2,256 2,664 6,287 7,773 (2,019) (2,273) (5,250) (6,335) 237 392 1,037 1,438 (654) (560) (917) (1,066) (417) (168) 121 372 (30) (36) (56) (61) (448) (204) 65 311 (101) (148) (281) (290) (549) (352) (216) 22 - - - (7) 30 36 56 61 (45) (49) (112) (135) (549) (505) (630) (750) (187) (44) 125 120 32 50 32 - - (169) - - (719) (528) (115) 60 1.00 1.00 1.00 0.25 1.00 2.00 0.96 0.85 0.73 (508) (98) 44 2,159.6 16.0% 5.0% 726 5.3% 742 LTG 5.5% 758 5.8% 775 6.0% 793 déc. déc. déc. déc. déc. 16,390 20,704 25,064 29,688 34,327 36,215 12,084 14,461 16,947 19,542 22,152 23,370 9,498 11,443 13,496 15,662 17,864 18,847 (7,643) (9,081) (10,619) (12,234) (13,883) (14,646) 1,855 2,362 2,878 3,428 3,982 4,201 (1,309) (1,589) (1,875) (2,173) (2,470) (2,606) 546 773 1,003 1,254 1,512 1,595 (94) (137) (189) (251) (323) (340) 452 636 814 1,003 1,189 1,255 (310) (353) (384) (404) (413) (435) 143 283 430 599 777 820 (48) (96) (146) (204) (264) (279) 94 137 189 251 323 340 (173) (218) (264) (313) (362) (382) (892) (1,044) (1,210) (1,383) (1,560) (1,646) 143 152 165 173 177 86 - - - - - - - - - - - - 158 257 374 506 651 585 1.00 1.00 1.00 1.00 1.00 3.00 4.00 5.00 6.00 7.00 0.62 0.53 0.46 0.39 0.33 99 137 170 197 217 Discount rate 16.5% 17.0% 17.5% 18.0% 675 628 585 546 689 640 596 556 703 653 607 566 718 666 619 576 734 680 632 588 Valuation date 30 June 2016 Long - term growth 5.50% Discount rate 17.00% Corporate tax rate 34.0% Two - Stage Growth assumptions Years of high growth 3.0 High - growth period rate 14.1% LTG ( - ) HG rate 8.6% Nova - EV reconciliation Cumulated Free Cash Flows 12% EV: R$2,160m EV: $653m Discounted Terminal Value 88% KPIs FY15A FY16B FY17F FY18F FY19F FY20F FY21F FY22F FY23F TY Sales (yoy growth %) n.a. (19.7)% 27.8% 23.6% 22.2% 20.5% 17.9% 16.0% 14.1% 5.5% Gross margin (% sales) 8.3% 12.8% 16.5% 18.5% 19.5% 20.6% 21.3% 21.9% 22.3% 22.3% EBITDA (% sales) (6.1)% (11.9)% 1.9% 4.8% 5.8% 6.8% 7.4% 8.0% 8.5% 8.5% D&A (% sales) n.a. (1.4)% (0.9)% (0.8)% (1.0)% (1.2)% (1.4)% (1.6)% (1.8)% (1.8)% EBIT (% sales) (7.0)% (13.2)% 1.0% 4.0% 4.8% 5.6% 6.0% 6.4% 6.7% 6.7% Adjusted EBIT (% of sales) (10.9)% (18.3)% (3.4)% 0.3% 1.5% 2.5% 3.2% 3.8% 4.3% 4.3% Capex (% sales) n.a. (1.9)% (1.8)% (1.7)% (1.8)% (1.9)% (2.0)% (2.0)% (2.0)% (2.0)% Work ing capital (% sales) (12.0)% (10.3)% (10.0)% (9.6)% (9.4)% (9.1)% (9.0)% (8.8)% (8.7)% (8.7)% Source : Eight Advisory analyses as of 30 June 2016 Valuation analysis update - Project Delphes - Appendices - 30 July 2016 21 © 2016 Property of Eight Advisory - Confidential

Appendix 5: Discount Rates

Discount rate

Cdiscount

Discount rate used in the DCF method for Cdiscount

Cost of Equity

CDiscount - Cost of Equity	Damodaran approach	Local Approach	Comments
Risk-free rate	1.9%	0.2%	Yield of 20-year US Treasury, and French sovereign bonds as of [19 July 2016], 1 month (source: Bloomberg)
Market risk premium	6.1%	6.9%	Damodaran & P.Fernandez Equity Risk Premium
Sector beta	1.00	1.00	2-year industry delevered βeta (see comparable companies data) - 1 month average (source: Bloomberg)
Gearing (ND / E)	-	-	Industry normative gearing
Relevered beta	1.00	1.00	
Sub-total	**8.0%**	**7.1%**	
Country risk premium	0.4%	-	Spread of 10-year France CDS over 10-year US CDS, adjusted by a multiplier reflecting the additional volatility of equity markets, compared to fixed income markets (source: Damodaran, Bloomberg as of [19/07/2016])
Cost of Equity	**8.4%**	**7.1%**	
Gearing (ND / EV)	-	-	Gearing (see comparable companies data)
WACC	**8.4%**	**7.1%**	
Inflation rate - US	2.1%	n.a.	Brazil long-term inflation rate
Inflation rate - France	2.1%	n.a.	Local long-term inflation rate
Cost of equity (in local currency)	**8.3%**	**7.1%**	
Rounded to	**8.3%**	**7.0%**	

Source : Eight Advisory analyses based on Bloomberg data as of 19 July 2016

Average Damodaran - Local approach	7.75%

Cdiscount

Nova

Industry parameters - βeta and Gearing

Company	Country	Tax rate (*)	Market Capitalization	Gearing (ND / E)	Adusted βeta 2 years	R^2 2 years	Hamada Formula Delevered βeta 2 years
			In €m		*Weekly*	*Weekly*	*Weekly*
Amazon.Com Inc	United States	40.0%	261,690	(0.0)%	1.06	20%	1.06
Ao World Plc	United Kingdom	20.0%	930	(4.6)%	0.59	1%	n.a.
Ocado Group Plc	United Kingdom	20.0%	2,405	9.6%	1.02	11%	0.94
Qliro Group Ab	Sweden	22.0%	136	(11.0)%	0.88	9%	n.a.
Average CDiscount			**66,291**	**(1.5)%**	**0.88**	**10%**	**1.00**
Median CDiscount			**1,668**	**(2.3)%**	**0.95**	**10%**	**1.00**

Source : Eight Advisory analyses based on Bloomberg data as of 19 July 2016
(*) Country corporate income tax rate into force in each country considered.

Valuation analysis update - Project Delphes – Appendices - 30 July 2016

23

© 2016 Property of Eight Advisory – Confidential

Discount rate

Nova

Discount rate used in the DCF method for Nova

Cost of Equity

Nova - Cost of Equity	Damodaran approach	Local Approach	Comments
Risk-free rate	1.9%	7.4%	USD Approach: yield of 20-year US Treasury as of [19 July 2016], 1 month (Source: Bloomberg) Local approach: Yield of 10-year Brazil sovereign bonds issued in USD, and adjusted for inflation, as of [19 July 2016], spot (Source: Bloomberg)
Market risk premium	6.1%	8.2%	Damodaran & P.Fernandez Equity Risk Premium
Sector beta	1.19	1.19	2-year industry delevered βeta (see comparable companies data) - 1 month average (source: Bloomberg)
Gearing (ND / E)	-	-	Industry normative gearing
Relevered beta	1.19	1.19	
Sub-total	**9.2%**	**17.2%**	
Country risk premium	5.0%	-	Spread of 10-year Brazil CDS over 10-year US CDS, adjusted by a multiplier reflecting the additional volatility of equity emerging markets compared to fixed income markets (source: Damodaran, Bloomberg as of [30/06/2016])
Cost of Equity	**14.1%**	**17.2%**	
Gearing (ND / EV)	-	-	Industry gearing (see comparable companies data)
WACC	**14.1%**	**17.2%**	
Inflation rate - US	2.1%	n.a.	Brazil long-term inflation rate
Inflation rate - Brazil	4.5%	n.a.	Local long-term inflation rate
Cost of equity (in local currency)	**16.7%**	**17.2%**	
Rounded to	**16.8%**	**17.3%**	

Source : Eight Advisory analyses based on Bloomberg data as of 19 July 2016

Average Damodaran - Local approach	17.00%

Industry parameters - βeta and Gearing

Company	Country	Tax rate (*)	Market Capitalization *In €m*	Gearing (ND / E)	Adusted βeta 2 years *Weekly*	R^2 2 years *Weekly*	Hamada Formula Delevered βeta 2 years *Weekly*
Amazon.Com Inc	USA	40.0%	242,425	(0.0)%	1.06	20%	1.06
B2W Cia Digital	Brazil	34.0%	894	9.8%	0.76	8%	0.72
Jd.Com Inc-Adr	China	25.0%	33,000	(10.1)%	1.32	24%	1.32
Vipshop Holdings	China	25.0%	6,530	(3.3)%	1.63	24%	1.63
Average Nova			**70,712**	**(0.9)%**	**1.19**	**19%**	**1.18**
Median Nova			**19,765**	**(1.6)%**	**1.19**	**22%**	**1.19**

Source : Eight Advisory analyses based on Bloomberg data as of 19 July 2016
(*) Country corporate income tax rate into force in each country considered

Cdiscount

Nova

Valuation analysis update - Project Delphes – Appendices - 30 July 2016

24

© 2016 Property of Eight Advisory – Confidential

Appendix 6: Additional analysis on trading multiples

Peers selection

Trading multiples - Secondary approach for consistency purposes

(Shaded) Retained peers

Company	Occur-rence	Main segment	e-com-merce	Comparable categories	Comparable 12-m price Evolution	Comparable Profitability (NI)	Comparable 2Y sales Growth	Available forecast	No impacting M&A
Cdiscount									
Amazon	14	✓	✓	Generalist	✗	✗	✗	✓	✓
AO.com	6	✓	✓	✓	✓	✓	✗	✓	✓
Groupon	2	✓	✓	✗	✓	✓	✓	✓	✗
LDLC	2	✓	✓	✓	✗	✗	✗	✓	✗
Ocado	2	✓	✓	✗	✓	✗	✗	✓	✓
Overstock.com	1	✓	✓	Generalist	✓	✗	✗	✗	✓
Qliro	1	✓	✓	Generalist	✓	✓	✓	✓	✓
Rakuten	7	✗	✓	Generalist	✓	✗	✗	✓	✓
Showroomprive	2	✓	✓	✗	✗	✗	✗	✓	✓
Nova									
58.com	1	✓	✓	Generalist	✗	✓	✗	✓	✓
Alibaba	5	✓	✓	Generalist	✓	✗	✗	✓	✓
Amazon	14	✓	✓	Generalist	✗	✗	✗	✓	✓
B2W	10	✓	✓	✓	✓	✓	✗	✓	✓
Dangdang	2	✓	✓	✓	✓	✗	✗	✓	✗
JD.com	6	✓	✓	✓	✗	✓	✗	✓	✓
Mercado Libre (Meli)	8	✓	✓	Generalist	✓	✗	✗	✓	✓
VIPShop	3	✓	✓	✗	✓	✗	✗	✓	✓

Source: Eight Advisory analysis

Peer sample

Regression analysis

Multiples – Cdiscount

Multiples – Nova

KPIs benchmark

Transaction multiples

Valuation analysis update - Project Delphes – Appendices - 30 July 2016

26

© 2016 Property of Eight Advisory – Confidential

Trading multiples - Secondary approach for consistency purposes

Comparable companies financials and EV/sales multiples

Company	Curr.	Sales FY15	Sales FY16	Sales FY17	Sales FY18	EBITDA FY15	EBITDA FY16	EBITDA FY17	EBITDA FY18	Factoring costs FY15	Factoring costs FY16	Factoring costs FY17	Factoring costs FY18	Capex FY15	Capex FY16	Capex FY17	Capex FY18	Normalized EBITDA (1) FY15	Normalized EBITDA (1) FY16	Normalized EBITDA (1) FY17	Normalized EBITDA (1) FY18	Adjusted normalized EBITDA (2) FY15	Adjusted normalized EBITDA (2) FY16	Adjusted normalized EBITDA (2) FY17	Adjusted normalized EBITDA (2) FY18
Cdiscount	EUR	1,737	1,861	1,968	2,133	12	38	62	101	(16)	(34)	(26)	(28)	(42)	(36)	(46)	(50)	(4)	4	35	73	(46)	(32)	(10)	23
Nova	BRL	6,126	4,920	6,287	7,773	(375)	(585)	121	372	(242)	(250)	(281)	(290)	(107)	(94)	(112)	(135)	(516)	(699)	(24)	193	(623)	(793)	(136)	58
Amazon	USD	107,007	133,053	161,175	193,035	10,733	15,315	20,304	26,977	-	-	-	-	(4,588)	(5,581)	(6,436)	(7,513)	10,733	15,315	20,304	26,977	6,145	9,733	13,868	19,464
B2W	BRL	8,863	9,635	10,549	11,216	342	416	563	666	(246)	(259)	(291)	(293)	(720)	(578)	(540)	(539)	95	157	273	374	(625)	(421)	(267)	(165)
JD.com	CNY	181,373	254,582	334,040	416,197	(4,122)	(613)	2,485	7,878	-	-	-	-	(4,343)	(4,210)	(4,293)	(4,582)	(4,122)	(613)	2,485	7,878	(8,465)	(4,822)	(1,808)	3,297
Vipshop	CNY	40,203	54,219	68,745	83,144	2,548	3,440	4,498	5,672	-	-	-	-	(2,877)	(2,254)	(2,146)	(2,098)	2,548	3,440	4,498	5,672	(328)	1,187	2,353	3,574
Ao World	GBP	477	596	730	902	8	(2)	3	19	-	-	-	-	(6)	(7)	(6)	(6)	8	(2)	3	19	2	(9)	(3)	13
Ocado	GBP	1,108	1,274	1,462	1,658	81	92	112	136	-	-	-	-	(99)	(143)	(117)	(117)	81	92	112	136	(18)	(51)	(6)	19
Qliro	SEK	4,420	4,458	4,644	4,927	n.a.	35	181	248	-	-	-	-	(117)	(110)	(100)	(90)	n.a.	35	181	248	n.a.	(75)	81	158

Company	EV	EV / sales FY15	EV / sales FY16	EV / sales FY17	EV / sales FY18	EBITDA (% of sales) FY15	EBITDA (% of sales) FY16	EBITDA (% of sales) FY17	EBITDA (% of sales) FY18	Factoring costs (% of sales) FY15	Factoring costs (% of sales) FY16	Factoring costs (% of sales) FY17	Factoring costs (% of sales) FY18	Capex (% of sales) FY15	Capex (% of sales) FY16	Capex (% of sales) FY17	Capex (% of sales) FY18	Normalized EBITDA % FY15	Normalized EBITDA % FY16	Normalized EBITDA % FY17	Normalized EBITDA % FY18	Adjusted normalized EBITDA % FY15	Adjusted normalized EBITDA % FY16	Adjusted normalized EBITDA % FY17	Adjusted normalized EBITDA % FY18
Cdiscount	n.a.					0.7%	2.0%	3.1%	4.7%	(0.9)%	(1.8)%	(1.3)%	(1.3)%	(2.4)%	(1.9)%	(2.3)%	(2.3)%	(0.2)%	0.2%	1.8%	3.4%	(2.6)%	(1.7)%	(0.5)%	1.1%
Nova	n.a.					(6.1)%	(11.9)%	1.9%	4.8%	(4.0)%	(5.1)%	(4.5)%	(3.7)%	(1.7)%	(1.9)%	(1.8)%	(1.7)%	(8.4)%	(14.2)%	(0.4)%	2.5%	(10.2)%	(16.1)%	(2.2)%	0.7%
Amazon	308,305	3.2x	2.6x	2.1x	1.8x	10.0%	11.5%	12.6%	14.0%	-	-	-	-	(4.3)%	(4.2)%	(4.0)%	(3.9)%	10.0%	11.5%	12.6%	14.0%	5.7%	7.3%	8.6%	10.1%
B2W	1,051	0.4x	0.4x	0.4x	0.3x	3.9%	4.3%	5.3%	5.9%	(2.8)%	(2.7)%	(2.8)%	(2.6)%	(8.1)%	(6.0)%	(5.1)%	(4.8)%	1.1%	1.6%	2.6%	3.3%	(7.0)%	(4.4)%	(2.5)%	(1.5)%
JD.com	22,391	0.9x	0.7x	0.5x	0.4x	(2.3)%	(0.2)%	0.7%	1.9%	-	-	-	-	(2.4)%	(1.7)%	(1.3)%	(1.1)%	(2.3)%	(0.2)%	0.7%	1.9%	(4.7)%	(1.9)%	(0.5)%	0.8%
Vipshop	6,828	1.3x	0.9x	0.7x	0.6x	6.3%	6.3%	6.5%	6.8%	-	-	-	-	(7.2)%	(4.2)%	(3.1)%	(2.5)%	6.3%	6.3%	6.5%	6.8%	(0.8)%	2.2%	3.4%	4.3%
Ao World	697	1.0x	0.8x	0.7x	0.5x	1.8%	(0.4)%	0.4%	2.1%	-	-	-	-	(1.3)%	(1.2)%	(0.8)%	(0.7)%	1.8%	(0.4)%	0.4%	2.1%	0.5%	(1.6)%	(0.4)%	1.4%
Ocado	1,805	1.3x	1.2x	1.0x	0.9x	7.4%	7.2%	7.6%	8.2%	-	-	-	-	(8.9)%	(11.2)%	(8.0)%	(7.1)%	7.4%	7.2%	7.6%	8.2%	(1.6)%	(4.0)%	(0.4)%	1.2%
Qliro	137	0.3x	0.3x	0.3x	0.3x	n.a.	0.8%	3.9%	5.0%	-	-	-	-	(2.6)%	(2.5)%	(2.2)%	(1.8)%	n.a.	0.8%	3.9%	5.0%	n.a.	(1.7)%	1.7%	3.2%
Slope																		16.09	14.43	12.42	11.14	19.64	15.45	13.95	11.62
Intercept																		0.71	0.42	0.20	0.03	1.62	1.06	0.61	0.36
R^2																		59.8%	74.1%	73.4%	82.8%	82.0%	67.5%	66.9%	67.8%
Cdiscount																		**0.67x**	**0.45x**	**0.42x**	**0.41x**	**1.10x**	**0.80x**	**0.54x**	**0.49x**
Nova																		**(0.6)x**	**(1.6)x**	**0.15x**	**0.31x**	**(0.4)x**	**(1.4)x**	**0.31x**	**0.45x**

Source: Bloomberg as of 19 July 2016

Notes:

(1): Normalized EBITDA = EBITDA (-) normalized factoring costs

(1): Adjusted normalized EBITDA = EBITDA (-) normalized factoring costs (-) Capex

Peer sample
Regression analysis
Multiples – Cdiscount
Multiples – Nova
KPIs benchmark
Transaction multiples

Valuation analysis update - Project Delphes – Appendices - 30 July 2016
27

© 2016 Property of Eight Advisory – Confidential

Cdiscount trading multiples - Secondary approach for consistency purposes

EVs derived from trading multiples - Cdiscount

Cdiscount - Regression analysis	Cdiscount (€m) FY15	FY16	FY17	FY18	FY15-FY18 Average	Cdiscount ($m) FY15	FY16	FY17	FY18	FY15-FY18 Average
Net Sales	1,737	1,861	1,968	2,133		1,932	2,070	2,189	2,372	
EV/Sales multiple (regression to Normative EBITDA*)	0.67x	0.45x	0.42x	0.41x		0.67x	0.45x	0.42x	0.41x	
EV before "non-normative" factoring adjustment	1,167	841	835	875		1,298	936	929	974	
(-) PV of "non-normative" factoring costs	-	-	-	-						
Enterprise Value (1)	1,167	841	835	875	930	1,298	936	929	974	1,034
EV/Sales multiple (regression to Adj. normative EBITDA**)	1.10x	0.80x	0.54x	0.49x		1.10x	0.80x	0.54x	0.49x	
EV before "non-normative" factoring adjustment	1,907	1,490	1,064	1,049		2,121	1,658	1,183	1,167	
(-) PV of "non-normative" factoring costs	-	-	-	-						
Enterprise Value (2)	1,907	1,490	1,064	1,049	1,378	2,121	1,658	1,183	1,167	1,532
Average Enterprise Value [(1) + (2)]					1,154					1,283
Min					*930*					*1,034*
Max					*1,378*					*1,532*

Source: 8A analysis, Bloomberg, Thomson Research
** Normalized EBITDA = EBITDA (-) normalized factoring costs*
*** Adjusted Normalized EBITDA = EBITDA (-) normalized factoring costs (-) Capex*

AO World - Best peer of Cdiscount	Cdiscount (€m) FY15	FY16	FY17	FY18	FY15-FY18 Average	Cdiscount ($m) FY15	FY16	FY17	FY18	FY15-FY18 Average
Net Sales	1,737	1,861	1,968	2,133		1,932	2,070	2,189	2,372	
EV/Sales Multiple	1.02x	0.83x	0.67x	0.53x		1.02x	0.83x	0.67x	0.53x	
Enterprise Value	1,766	1,538	1,318	1,135	1,439	1,964	1,711	1,467	1,262	1,601
Min					*1,135*					*1,262*
Max					*1,766*					*1,964*

Source: 8A analysis, Bloomberg, Thomson Research

Cdiscount	Min	Max	Average
EV retained (€m)	1,154	1,439	1,296
EV retained ($m)	1,283	1,601	1,442

Peer sample
Regression analysis
Multiples – Cdiscount
Multiples – Nova
KPIs benchmark
Transaction multiples

Valuation analysis update - Project Delphes – Appendices - 30 July 2016
28

© 2016 Property of Eight Advisory – Confidential

EVs derived from trading multiples - Nova

Nova trading multiples - Secondary approach for consistency purposes

Nova - Regression analysis	Nova (R$m) FY15	FY16	FY17	FY18	FY15-FY18 Average	Nova ($m) FY15	FY16	FY17	FY18	FY15-FY18 Average
Net Sales	6,126	4,920	6,287	7,773		1,852	1,488	1,901	2,351	
EV/Sales multiple (regression to Normative EBITDA*)	(0.65)x	(1.52)x	0.15x	0.31x		(0.65)x	(1.52)x	0.15x	0.31x	
EV before "non-normative" factoring adjustment	n.m.	n.m.	961	2,375		n.m.	n.m.	291	718	
(-) PV of "non-normative" factoring costs	(354)	(354)	(354)	(354)		(107)	(107)	(107)	(107)	
Enterprise Value (1)	n.m.	n.m.	607	2,021	1,314	n.m.	n.m.	184	611	397
EV/Sales multiple (regression to Adj. normative EBITDA**)	(0.38)x	(1.31)x	0.31x	0.45x		(0.38)x	(1.31)x	0.31x	0.45x	
EV before "non-normative" factoring adjustment	n.m.	n.m.	1,961	3,500		n.m.	n.m.	593	1,058	
(-) PV of "non-normative" factoring costs	(354)	(354)	(354)	(354)		(107)	(107)	(107)	(107)	
Enterprise Value (2)	n.m.	n.m.	1,607	3,147	2,377	n.m.	n.m.	486	951	719
Average Enterprise Value [(1) + (2)]					1,845					558
Min					*1,314*					*397*
Max					*2,377*					*719*

Source: 8A analysis, Bloomberg, Thomson Research

** Normalized EBITDA = EBITDA (-) normalized factoring costs*

*** Adjusted Normalized EBITDA = EBITDA (-) normalized factoring costs (-) Capex*

B2W - Best peer of Nova	Nova (R$m) FY15	FY16	FY17	FY18	FY15-FY18 Average	Nova ($m) FY15	FY16	FY17	FY18	FY15-FY18 Average
Net Sales	6,126	4,920	6,287	7,773		1,852	1,488	1,901	2,351	
EV/Sales Multiple	0.44x	0.40x	0.37x	0.34x		0.44x	0.40x	0.37x	0.34x	
Enterprise Value before adjustment	2,665	1,969	2,298	2,673	2,401	806	595	695	808	726
(-) Nova "free cash flow" differential adjustment	(416)	(416)	(416)	(416)		(126)	(126)	(126)	(126)	
Enterprise Value	2,249	1,553	1,882	2,257	1,985	680	470	569	682	600
Min					*1,553*					*470*
Max					*2,257*					*682*

Source: 8A analysis, Bloomberg, Thomson Research

Nova	Min	Max	Average
EV retained (R$m)	1,845	1,985	1,915
EV retained ($m)	558	600	579

- Peer sample
- Regression analysis
- Multiples – Cdiscount
- Multiples – Nova
- KPIs benchmark
- Transaction multiples

Valuation analysis update - Project Delphes – Appendices - 30 July 2016
29
© 2016 Property of Eight Advisory – Confidential

Cdiscount: peers benchmark Benchmark Cdiscount 2015 Net sales growth per quarter Q1 Q2 Q3 Q4 Cdiscount (France) - GMV 28.5% 24.9% 15.9% 13.8% Cdiscount (France) - Net sales 16.4% 13.7% 6.8% 9.3% French eCommerce players LDLC.com 0.0% 11.0% 12.0% 11.0% Showroomprive n.a. 27.4% n.a. 22.1% Other European & global eCommerce players Amazon 15.0% 20.0% 23.0% 22.0% AO.com (UK, AO.com only) n.a. 11.2% n.a. 35.0% Ocado n.a. n.a. n.a. n.a. Qliro 8.3% 7.7% - 0.4% 2.2% Verkkokauppa 20.0% 32.0% 22.0% 24.0% Source: Companies press releases Internet sales growth FY15 9m FY15 Q4 FY15 12m FY16 12m Growth n.a. 12.0% 14.3% 10.0% Source: FEVAD Net sales (local currency) FY15A FY16E FY17E FY18E CAGR – Cdiscount Cdiscount 1,737 1,861 1,968 2,133 7.1% Growth 9.6% 7.1% 5.7% 8.4% – Nova Peers Amazon 107,007 133,053 161,175 193,035 21.7% Growth 24.3% 21.1% 19.8% AO World 477 596 730 902 23.7% Growth 25.1% 22.5% 23.6% Ocado 1,108 1,274 1,462 1,658 14.4% Growth 15.0% 14.7% 13.4% Qliro 4,420 4,458 4,644 4,927 5.1% Growth n.m. 4.2% 6.1% Source: Company, Thomson Financial Valuation analysis update - Project Delphes - Appendices - 30 July 2016 30 © 2016 Property of Eight Advisory - Confidential

Nova: Peers benchmark Benchmark Nova (local currency) Net sales FY15A FY16E FY17E FY18E CAGR Nova 6,126 4,920 6,287 7,773 8.3% Growth - 19.7% 27.8% 23.6% Peers Amazon 107,007 133,053 161,175 193,035 21.7% Growth 24.3% 21.1% 19.8% B2W 8,863 9,635 10,549 11,216 8.2% Growth 8.7% 9.5% 6.3% JD.com 181,373 254,582 334,040 416,197 31.9% Growth 40.4% 31.2% 24.6% VIPShop 40,203 54,219 68,745 83,144 27.4% Growth 34.9% 26.8% 20.9% Source: Company, Thomson Financial Brazilian peers growth in FY15A - Cdiscount - Nova Revenue growth - Year on year Q1 Q2 Q3 Q4 Nova 17.7% 19.9% 9.1% (13.4)% B2W 23.6% 19.2% 17.0% 5.9% MELI - Brazil 58.0% 58.0% 47.0% 42.0% E - Commerce Mag. Luisa 9.2% (0.4)% 9.2% 19.1% Source : Quarterly Company releases Note: Nova figures adjusted from the impact of the fraud, which was allocated to FY13, FY14 and FY15 as per information provided by Mangement Valuation analysis update - Project Delphes - Appendices - 30 July 2016 31 © 2016 Property of Eight Advisory - Confidential

Transactions on B2W capital

(1/2)

Transaction on B2W capital: the implied 2014 transaction multiple on B2W reflects pre-crisis market conditions as the transaction multiple is in line with the company trading multiple at that date.

1. B2W EV / LTM sales market multiple

In R$m	30/06/2014	30/09/2014
# Shares o/s (m)	254	255
Share price (R$) [1]	31	33
Market capitalization	**7,804**	**8,365**
Gross financial debt	*2,986*	*2,303*
Financial debt adjustments [2]	*(702)*	*(730)*
Adjusted gross financial debt	2,284	1,572
Cash and cash equivalent	(1,948)	(1,304)
NWC adjustment [3]	(5)	(114)
Tax losses	(348)	(438)
Adjusted net debt	**(17)**	**(284)**
Enterprise Value	**7,787**	**8,081**
Sales	**7,026**	**7,495**
EV / Sales	**1.1x**	**1.1x**

Source: Bloomberg, Company info, Eight Advisory analysis
Notes:
(1): 1-m average as at quarter-end
(2): Related to FIDC debt (assumed as NWC item)
(3): Difference with yearly average

2. Tiger/Lojas Americanas transaction on B2W

In R$m	30/06/2014
Issue price per share (R$)	**25**
Equity before capital increase (R$m)	**1,199**
Shares outstanding before cpaital increase (m)	*159*
Capital increase (R$m)	**2,380**
Number of shares issued (m)	*95*
Equity after capital increase (R$m)	**3,579**
Shares outstanding after cpaital increase (m)	*254*
New shares (as % of total shares post)	37.5%
Equity Value implied by the Transaction	6,355
Net debt as of 31/12/2013	748
Enterprise value	**7,103**
Last 12 months sales	**7,026**
EV/sales multiple (LTM sales)	**1.0x**

Source: Press release, B2W financial statements

- Peer sample
- Regression analysis
- Multiples – Cdiscount
- Multiples – Nova
- KPIs benchmark
- Transaction multiples

Valuation analysis update - Project Delphes – Appendices - 30 July 2016

32
© 2016 Property of Eight Advisory – Confidential

Transaction on B2W capital: the capital increase which occurred on 5 July 2016 was based on a value per share in line with the share price. This transaction Transactions on B2W capital (2/2) Peer sample Regression analysis Multiples - Cdiscount Multiples - Nova KPIs benchmark Transaction multiples multiple therefore appears redundant with the results derived from market multiples method. Details on B2W capital increase (July 2016) Number of shares before the capital increase 257,318,364 Number of new shares issued 82,300,000 Number of shares issued 339,618,364 In R$ Amount of the capital increase 823,000,000 Price per share issued 10.0 Stock price as of 16 May 2016 (announce) 10.4 Stock price as of 31 May 2016 (approval) 9.9 Source: Notice to shareholders, 31 May 2016 Valuation analysis update - Project Delphes - Appendices - 30 July 2016 33 © 2016 Property of Eight Advisory - Confidential

Transaction involving Qliro

On 15 June 2016, Qliro announced the sale of its subsidiary Tretti AB to WhiteAway, for a total cash consideration of SEK 250m. Based on an Enterprise Value of SEK 180m and FY15 revenue of SEK 754m, this transaction leads to an implied EV/sales multiple of 0.24x.

Details on the sale of Tretti by Qliro

in SEKm	FY15A
EV	**180.0**
Cash	70.0
Total cash consideration	**250.0**
Sales	754
EBITDA	4.4
EBITDA margin (in % of sales)	*0.6%*
EV/Sales	**0.24x**
EV/EBITDA	**n.m.**

Source: public information

- ➔ The 0.24x implied EV/sales multiple appears to be at the **very low end of the range** of market multiples observed among Cdiscount listed peers.
- ➔ Tretti's historical **EBITDA margin appears to be low**, compared to Cdiscount peers, and to Cdiscount margins assumed over FY16-FY18 in the business plan.
- ➔ In addition, based on Qliro press release, this transaction is **expected to lead to a SEK (105)m loss on discontinued operations**.
- ➔ Based on the above, **this transaction was not considered as relevant for Cdiscount, and was therefore excluded from our valuation analyses**.

Peer sample
Regression analysis
Multiples – Cdiscount
Multiples – Nova
KPIs benchmark
Transaction multiples

Valuation analysis update - Project Delphes – Appendices - 30 July 2016
34

© 2016 Property of Eight Advisory – Confidential

Appendix 7: Additional analysis on synergies expected from the Transaction

What is the estimated range of values for the Nova operating synergies which could be paid to Cnova's shareholders depending on the negotiations outcome?

Nova synergies

Cnova synergies

Cnova incl. synergies – Sensitivity to FX

The value of the operating (logistics) synergies which are attributable to Nova was estimated at $225m. The amount which could be paid in the Transaction (depending on the negotiations outcome) ranges from $0m to $175m.

Nova operating synergies



Supply Chain R$98m p.a.
Sales & litigation R$88m p.a.
De-synergies R$(4)m p.a.
HQ R$23m p.a.
Total: R$204m p.a. (run rate)
Tax rate
R$133m p.a. (after tax)
Via Varejo
Nova
Discount rate reflecting uncertainty
Discount rate reflecting uncertainty
NPV
R$200m at 100% ($61m)
NPV
R$743m at 100% ($225m)
$0m
$175m
$225m
0%
78%
100%
% paid to Cnova's shareholders

Source: Management, Eight Advisory analysis

Nova operating synergies

- Analysis of synergies expected from the contemplated operation (the "Nova operating synergies") based on report prepared by **Friedrich, Heilbronn & Fiszer**, dated 19 February 2016.
- Nova operating synergies identified consist of:
  - Supply chain/logistic savings, additional sales, diminution in litigation charges, headquarter costs savings,
  - "De-synergies" (end of sales to international suppliers).
- Synergies allocated between Nova and Via Varejo based on the **respective economic benefits** expected from the operation.
- **Net Present Value of 100% of synergies** attributable to Via Varejo and Nova estimated using a specific discount rate (specific risk premium of 300bps):
  - R$200m ($61m) for Via Varejo,
  - **R$743m** ($225m) **for Nova,**
- Given the 22% interest that NewCo will hold in Cnova, the portion of Nova synergies that could be paid by NewCo to Cnova stands between 0% and 78% of the total synergies attributable to Nova, i.e. **between $0m and $175m.**

Valuation analysis update - Project Delphes – Appendices - 30 July 2016

36

© 2016 Property of Eight Advisory – Confidential

What is the estimated range of values for the Nova inventory-related synergies which could be paid to Cnova's shareholders depending on the negotiations outcome?

- **Nova synergies**
- Cnova synergies
- Cnova incl. synergies – Sensitivity to FX

The value of the inventory-related synergies which are attributable to Nova was estimated at $60m. The amount which could be paid in the Transaction (depending on the negotiations outcome) ranges from $0m to $47m.

Nova inventory-related synergies



→ Inventory sharing (one-off) R$324m
→ Inventory sharing (incremental) R$40m p.a.
→ Financing costs savings (after tax) R$30m p.a.
R$324m (one-off)
+
R$70m p.a. (after tax)
Via Varejo
Nova
Discount rate reflecting uncertainty
Discount rate reflecting uncertainty
NPV
R$593m at 100%
($179m)
NPV
R$198m at 100%
($60m)



$0m
$47m
$60m
0%
78%
100%
% paid to Cnova's shareholders

Source: Management, Eight Advisory analysis

Nova inventory-related synergies

- Analysis of inventory-related synergies expected from the contemplated operation (the "Nova inventory synergies") based on calculation **prepared by Via Varejo, and approved by GPA**.
- Nova inventory synergies identified consist of:
  - Inventory sharing between Nova and VV, leading to lower "safety" inventories required compared to current situation,
  - Financing costs savings related to this inventory sharing.
- Synergies allocated between Nova and Via Varejo based on the **respective economic benefits** expected from the operation.
- **Net Present Value of 100% of synergies** attributable to Via Varejo and Nova estimated using a specific discount rate (specific risk premium of 300bps):
  - R$593m ($179m) for Via Varejo,
  - **R$198m** ($60m) **for Nova,**
- Given the 22% interest that NewCo will hold in Cnova, the portion of Nova synergies that could be paid by NewCo to Cnova stands between 0% and 78% of the total synergies attributable to Nova, i.e. **between $0m and $47m.**

Valuation analysis update - Project Delphes – Appendices - 30 July 2016

37

© 2016 Property of Eight Advisory – Confidential

What is the estimated range of values for the NOLs which could be paid depending on the negotiations outcome?

The amount of NOLs de-synergies which could be borne by Cnova (depending on the negotiations outcome) ranges from $(27)m to $0m.

Nova NOLs de-synergies


NPV: $34m
Transaction
None
$0m
$(27)m
$(34)m
% borne by Cnova:
0%
78%
100%

Source: Management, Advisory analysis

Nova NOLs de-synergies

- Tax benefits of the utilization of **Nova NOLs** (NPV estimated at $34m) will **be lost, following the contribution of Nova to NewCo** by Cnova.
- Given the 22% interest that NewCo will hold in Cnova, the portion of NOLs de-synergies that could be borne by Cnova stands between 0% and 78% of the total NOLs de-synergies, i.e. **between $(27)m and $0m**.

Nova synergies
Cnova synergies
Cnova incl. synergies – Sensitivity to FX

Valuation analysis update - Project Delphes – Appendices - 30 July 2016
38
© 2016 Property of Eight Advisory – Confidential

What is the estimated range of values for the Holding synergies which could be paid to NewCo's shareholders depending on the negotiations outcome?

Nova synergies
Cnova synergies
Cnova incl. synergies – Sensitivity to FX

The value of the Holding synergies was estimated at $72m. The amount which could be paid in the Transaction by Cnova to NewCo's shareholders (depending on the negotiations outcome) ranges from $0m to $16m.

Cnova Holding synergies


Holding costs standalone ($m)
21
16
11
6
17.0
17.3
17.7
18.0
18.4
FY16B FY17F FY18F FY19F FY20F
Transaction
Holding costs post Transaction ($m)
16
11
6
14.3
7.6
7.7
7.9
8.1
FY16B FY17F FY18F FY19F FY20F
NPV
$(138)m
NPV
$(67)m
Holding synergies: $72m
% paid to NewCo:
$0m
$16m
$72m
0%
22%
100%

Source: Management, Eight Advisory analysis

Cnova Holding synergies

- ➔ **Savings in Cnova holding costs** (the "Holding synergies") post-completion of the contemplated Transaction, due to simplification of Cnova corporate structure:
  - Reduction in audit fees,
  - Optimization of HR structure costs,
  - Reduction in G&A costs,
  - Further savings related to Cnova Nasdaq delisting not included at this stage.
- ➔ **Net Present Value of 100% of Holding synergies** based on blended corporate tax and discount rates of Nova and Cdiscount estimated at $72m.
- ➔ Given the 22% interest that NewCo will hold in Cnova, the portion of Holding synergies that could be paid by Cnova to NewCo's shareholders stands between 0% and 22% of the total Holding synergies, i.e. **between $0m and $16m.**

Valuation analysis update - Project Delphes – Appendices - 30 July 2016
39
© 2016 Property of Eight Advisory – Confidential

What is the estimated range of values for the Tax de-synergies which could be paid depending on the negotiations outcome?

Nova synergies

Cnova synergies

Cnova incl. synergies – Sensitivity to FX

The amount of Tax de-synergies which could be borne by NewCo (depending on the negotiations outcome) ranges from $(1)m to $0m.

Cnova Tax de-synergies


Nova equity value (Cash Purchase Price)
Capital gain subject to tax
Capital gain tax(1): $(6)m
$0m
$(1)m
$(6)m
% borne by NewCo:
0%
22%
100%

Source: Management, Eight Advisory analysis

Note (1): Capital gain tax amount provided by Management, corresponding to 15% x Cash Purchase Price, as per Agreement definition

Cnova Tax de-synergies

- ➔ As part of the Transaction structure currently contemplated, the sale by Cnova of Nova to NewCo could lead to the recognition of a **taxable capital gain at Cnova**, corresponding to 15% of the Cash Purchase Price (as per Agreement definition: "*difference between (a) the agreed value of Cnova Brazil […] minus (b) the agreed value of Via Varejo's indirect 22% interest in Cnova NV […]*").
- ➔ Based on our latest discussions with Management, the resulting **capital gain tax** (the "Tax de-synergies") could amount to **$(6)m**.
- ➔ Given the 22% interest that NewCo will hold in Cnova, the portion of Tax de-synergies that could be borne by NewCo stands between 0% and 22% of the total Tax de-synergies, i.e. **between $(1)m and $0m**.

Note: We understand that the Cnova Tax-de-synergies amount is to be finalized by Management

Valuation analysis update - Project Delphes – Appendices - 30 July 2016

40

© 2016 Property of Eight Advisory – Confidential

What is the estimated range of values for the Transaction costs which could be paid depending on the negotiations outcome?

Nova synergies

Cnova synergies

Cnova incl. synergies – Sensitivity to FX

The amount of Transaction costs which could be borne by NewCo (depending on the negotiations outcome) ranges from $(1)m to $0m.

Transaction costs de-synergies



NPV: $0m
Transaction
NPV: $(6)m
% borne by NewCo:
$0m
$(1)m
$(6)m
0%
22%
100%

Source: Management, Eight Advisory analysis

Transaction costs de-synergies

- As part of the Transaction, **transaction costs** (advisors, etc.) will be incurred. At this stage, they are estimated at **$(6)m** (Management).
- Given the 22% interest that NewCo will hold in Cnova, the portion of transaction costs de-synergies that could be borne by NewCo stands between 0% and 22% of the total Transaction costs de-synergies, i.e. **between $(1)m and $0m**.

Valuation analysis update - Project Delphes – Appendices - 30 July 2016

41

© 2016 Property of Eight Advisory – Confidential

Based on a central standalone Equity value of $4.09 per share, and including the impact of the synergies and de - synergies to be shared in the context of the What would be Cnova value per share, including the impact of Transaction, Cnova Equity value per share would range from $4.27 to $4.80 Sensitivity analysis of Cnova Equity value per Sensitivity analysis of Cnova Equity value per share to the share to the percentage of synergies to be percentage of synergies shared shared (in $) synergies/de - synergies? ᇄ Based on standalone Central Equity value % of synergies paid to Cnova 0.0% 25.0% 50.0% 75.0% 100.0% 4.27 4.40 4.53 4.66 4.80 0% synergies paid scenario corresponds to: Nova synergies: 100% at NewCo / 0% at Cnova, Holding synergies: 0% at NewCo / 100% at Cnova, NOLs de - synergies: 100% at NewCo / 0% at Cnova, Based on standalone High Equity value % of synergies paid to Cnova 0.0% 25.0% 50.0% 75.0% Transaction and tax de - synergies: Cnova. 100.0% 0% at NewCo / 100% at Nova synergies Cnova synergies Cnova incl. synergies - Sensitivity to FX 4.81 4.94 Source: Eight Advisory analysis 5.07 5.21 5.34 ᇄ 50% synergies paid scenario corresponds to: Nova synergies: 61% (1) at NewCo / 39% (2) at Cnova, Holding synergies: 11% (3) at NewCo / 89% (4) at Cnova, NOLs de - synergies: 61% at NewCo / 39% at Cnova, Transaction and tax de - synergies: 11% at NewCo / 89% at Cnova. ᇄ 100% synergies paid scenario (reflecting Cnova and NewCo respective stakes in Cnova) corresponds to: Nova synergies: 22% at NewCo / 78% at Cnova, Holding synergies: 22% at NewCo / 78% at Cnova, NOLs de - synergies: 22% at NewCo / 78% at Cnova, Transaction and tax de - synergies: 22% at NewCo / 78% at Cnova. Note (1): 61% = 22% (NewCo % in Cnova) + (1 - 50% ) * 78% (Cnova % in Nova) Note (2): 39% = 50% * 78% (Cnova % in Nova) Note (3): 11% = 50% * 22% (NewCo % in Cnova) Note (4): 89% = 78% (Cnova % in Nova) + (1 - 50% ) * 22% (HolCo in Cnova) Valuation analysis update - Project Delphes - Appendices - 30 July 2016 42 © 2016 Property of Eight Advisory - Confidential

Appendix 8: Brazil economic information

Brazil key macroeconomic indicators forecasts do not reflect significant recovery scenario. Brazil economic outlook 1. Real GDP growth 10% Actual 8% 7.5% 6% 3.9% 4% 3.0% 1.9% 2% 0.1% - (2)% (4)% (3.8)% (6)% 2010 2011 2012 2013 2014 2015 Forecasts 4.0% 4.2% 3.1% 1.0% (3.5)% 2016 2017 2018 2019 2020 3. Inflation (IPCA) 12% Actual 10% 8% 6.5% 5.9% 5.8% 5.9% 6% 4% 2% - 2010 2011 2012 2013 Forecasts 10.7% 7.2% 6.4% 4.8% 4.2% 4.2% 4.4% 2014 2015 2016 2017 2018 2019 2020 Source: Itaù July 2016 long - term scenario 2. SELIC rate (end of period) 16% Actual Source: Itaù July 2016 long - term scenario 4. Unemployment rate Forecasts Actual Forecasts 14% 12% 10% 8% 6% 4% 2% - 14.3% 13.5% 11.8% 10.8%11.0% 10.0% 10.0% 8.5% 8.3%8.8% 7.3% 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 12% 10% 8% 6% 4% 2% - 6.8% 6.0% 2010 2011 5.5% 5.4% 2012 2013 10.2% 10.4% 10.2% 10.0% 9.2% 6.8% 4.8% 2014 2015 2016 2017 2018 2019 2020 Source: Itaù July 2016 long - term scenario Source: IMF, April 2016 Valuation analysis update - Project Delphes - Appendices - 30 July 2016 44 © 2016 Property of Eight Advisory - Confidential

What is the level of the Brazilian e - commerce market growth and how does it compare with Nova perspectives? 50,0 40,0 30,0 20,0 10,0 - Annual online shopping turnover growth in Brazil 2012 - 2016 28,0% 24,3% 20,3% 15,4% 44,6 41,3 35,8 8,0% 28,8 22,5 FY12 FY13 FY14 FY15 FY16E Annual online shopping turnover YoY growth rate (%) 30,0% 25,0% 20,0% 15,0% 10,0% 5,0% - Brazilian market historical performance and expectations for 2016 ᇄ 2015 sales were better than expected, considering the country recession. In 2014, sales had grown by 24%, and in 2013 by 28%. ᇄ Online sales in Brazil are expected to cool down this year and grow by 8%, compared to the 15.3% jump seen in 2015, according to local e - commerce consultancy and research firm E - bit. Source: E - bit / Statistica 2016 14 000 12 000 10 000 8 000 6 000 4 000 2 000 0 Nova GMV and Net sales growth expectations 2016 - 2018 12 295 10 174 8 649 7 971 7 886 6 870 6 126 6 228 20,9% 17,6% 16,2% 14,8% 10,3% 8,5% 5,1% 1,7 % FY15 FY16E FY17E FY18E 50,0% 45,0% 40,0% 35,0% 30,0% 25,0% 20,0% 15,0% 10,0% 5,0% - Nova ᇄ In 2016, Nova’s GMV expected growth is slightly above the Online market targets according to E - bit. ᇄ For 2017 and 2018, the growth is expected to accelerate but will remain below the levels observed in 2013 and 2014. ᇄ Nova’s Net sales growth is lower than the GMV growth because of the marketplace development. Nova GMV Nova net sales Nova GMV growth (%) Nova net sales growth (%) Source: Cnova management Valuation analysis update - Project Delphes - Appendices - 30 July 2016 45 © 2016 Property of Eight Advisory - Confidential